As Filed with the Securities and Exchange Commission on July 11, 2017

Registration No. 333-216709

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 3

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Nightfood Holdings, Inc.

(Exact Name of Issuer as specified in its charter)

Nevada	2060	46-3885019
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number	(I.R.S. Employer Identification No.)

520 WHITE PLAINS ROAD - SUITE 500

TARRYTOWN NY 10591

888-888-6444

(Address and telephone number of principal executive offices)

520 WHITE PLAINS ROAD - SUITE 500

TARRYTOWN NY 10591

(Address of principal place of business or intended principal place of business)

Frank J. Hariton, Esq.,

1065 Dobbs Ferry Road,

White Plains,

New York 10607,

(914) 674- 4373

                         (Name, address and telephone number of agent for service)

Approximate Date of Proposed Sale to the Public: From time to time after the date this registration statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 424, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (1)	Amount of registration fee (3)
Common Stock, $.0001 par value per share	2,838,000	$0.20	$567,600	$65.86	*

(1)	In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated in accordance with Rule 457(c) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on the closing market price of the Registrant’s common stock on March 13, 2017 on the OTCPink Market.

(3)	Calculated under Section 6(b) of the Securities Act of 1933.

*	Previously Paid

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED JULY 11, 2017

PRELIMINARY PROSPECTUS

NightFood Holdings, Inc.

2,838,000 Shares of Common Stock

This prospectus relates to the offer and resale of up to 2,838,000 shares of our common stock, par value $0.0001 per share, by the selling stockholder, Black Forest Capital, LLC (“Black Forest”), and represent shares that Black Forest has agreed to purchase if put to it by us pursuant to the terms of the Equity Purchase Agreement (the “EPA”) we entered into with Black Forest on February 8, 2017. The 2,838,000 represents approximately 30% of our issued and outstanding free trading shares on the date the registration statement of which this prospectus forms a part was filed. Subject to the terms and conditions of the EPA, we have the right to “put,” or sell, up to $5,000,000 worth of shares of our common stock to Black Forest. This arrangement is sometimes referred to as an “EPA.” For more information on the selling stockholder, please see the section of this prospectus entitled “Selling Security Holder” beginning on page 31. We will not receive any proceeds from the resale of these shares of common stock offered by Black Forest. We will, however, receive proceeds from the sale of shares directly to Black Forest pursuant to the EPA. When we put an amount of shares to Black Forest, the per share purchase price that Black Forest will pay to us in respect of such put will be determined in accordance with a formula set forth in the Equity Purchase Agreement. There will be no underwriter’s discounts or commissions so we will receive all of the proceeds of our sale to Black Forest. The purchase price to be paid by Black Forest will be equal to 85% multiplied by the lowest VWAP price of our common stock for the twenty trading days prior to the notice from us (the “Market Price”).   If the VWAP for our stock during the five trading days following a put notice is less than the price in the Put Notice, we are required to issue Black Forest additional shares of our common stock pursuant to a formula set forth in the EPA. We will be entitled to put to Black Forest on each put 200% of the average of the dollar volume on the principal trading exchange for our common stock for the 20 trading days preceding the put date; provided that the number of shares to be purchased by Black Forest shall not exceed the number of such shares that, when added to the number of shares of our common stock then beneficially owned by Black Forest, would exceed 4.99% of the number of shares of our common stock outstanding. Black Forest may sell any shares offered under this prospectus at prevailing market prices or privately negotiated prices. Black Forest is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the resale of our common stock under the EPA. For more information, please see the section of this prospectus titled “Plan of Distribution” beginning on page 32. Our common stock became eligible for trading on the OTC Bulletin Board on August 21, 2015. Our common stock is currently quoted on the OTCQB market quoted on the OTCQB under the symbol “NGTF”. The closing price of our stock on June 30, 2017, was $0.207. Even if we were able to put all of the 2,838,000 of our shares registered under this registration statement to Black Forest under the EPA at our current market prices, we would only realize approximately $500,000 under the EPA. The maximum number of shares of our common stock that Black Forest Capital may acquire pursuant to the equity line agreement, based on the current market price of shares of our common stock, ignoring any limits on the number of shares that Black Forest Capital may own at any time is approximately 29,000,000 shares. This would require multiple equity purchase transactions, which Black Forest is under no obligation to make available to us. You should understand the risks associated with investing in our common stock. Before making an investment, read the “Risk Factors,” which begin on page 3 of this prospectus. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 11, 2017.

Page
PROSPECTUS SUMMARY	1
RISK FACTORS	3
SHARES ELIGIBLE FOR FUTURE SALE	10
USE OF PROCEEDS	12
DETERMINATION OF OFFERING PRICE	12
BUSINESS	14
MARKET PRICE OF COMMON STOCK AND OTHER STOCKHOLDER MATTERS	18
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	20
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	20
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	24
EXECUTIVE COMPENSATION	26
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	29
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE	30
SELLING SECURITY HOLDER	31
RELATIONSHIP BETWEEN THE ISSUER AND THE SELLING SECURITY HOLDER	32
PLAN OF DISTRIBUTION	32
DESCRIPTION OF SECURITIES	33
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	34
EXPERTS	34
LEGAL MATTERS	35
WHERE YOU CAN FIND MORE INFORMATION	35
AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED JUNE 30, 2016 AND UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE QUARTER ENDED MARCH 31, 2017	36
PART II - INFORMATION NOT REQUIRED IN PROSPECTUS	II-1
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	II-1
INDEMNIFICATION OF DIRECTORS AND OFFICERS	II-1
RECENT SALES OF UNREGISTERED SECURITIES	II-2
EXHIBITS	II-3
UNDERTAKINGS	II-3
SIGNATURES	II-5

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. This prospectus may be used only where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus; it does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus before making an investment decision. Throughout this prospectus, the terms, the “Company,” “NightFood,” “we,” “us,” “our,” and “our company” refer to NightFood Holdings, Inc., a Nevada corporation.

Company Overview

The Offering

2,838,000 shares of Common Stock that may be offered to the selling stockholder.

Shares Outstanding:

29,384,432 shares of Common Stock outstanding as of the date of this prospectus.

Total proceeds

We will not receive any proceeds from the resale or other disposition of the shares covered by this prospectus by the selling shareholder. We will receive proceeds from our sale of shares to Black Forest. Black Forest has committed to purchase up to $5,000,000 worth of shares of our common stock over a period of time terminating on the earlier of: (i) 24 months after the initial effectiveness of this registration statement.; or (ii) the date on which Black Forest has purchased shares of our common stock pursuant to the Equity Purchase Agreement (“EPA”) for an aggregate maximum purchase price of $5,000,000. The purchase price to be paid by Black Forest will be equal to 85% of the Market Price of the common stock as determined under the EPA. We will be entitled to put to Black Forest on each put date such number of shares of common stock as equals the lesser of (i) 200% of the average of the  dollar volume on the principal trading exchange for our common stock for the 20 trading days preceding the put date and (2) $250,000; provided that the number of shares to be purchased by Black Forest shall not exceed the number of such shares that, when added to the number of shares of our common stock then beneficially owned by Black Forest, would exceed 4.99% of the number of shares of our common stock outstanding.

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Risk Factors

There are significant risks involved in investing in our company. For a discussion of risk factors you should consider before buying our common stock, see “Risk Factors” beginning on page 3.

Company Overview

NightFood Holdings, Inc. (“we”, “us” “the Company” or “NightFood”) is a Nevada corporation organized on October 16, 2013 to acquire all of the issued and outstanding shares of NightFood, Inc., a New York corporation (the “Subsidiary”) from its sole shareholder, Sean Folkson. All of our operations are conducted by the Subsidiary. We are in the business of manufacturing, marketing and distributing snacks specially formulated and promoted for evening consumption. A large number of Americans consume nighttime snacks that are high in sugar, fat, and calories; such snacks can impair sleep and also impair health in general. Management believes that our products are unique in the food industry and that there is a substantial market for our products. We are in the process of establishing distribution channels for these products. Our corporate address is 520 White Plains Road – Suite 500, Tarrytown, New York 10591 and our telephone number is 888-888-6444. We maintain a web site at www.nightfood.com. Any information that may appear on our web site should not be deemed to be a part of this report.

The opinion of our independent auditors for the fiscal year ended June 30, 2016 is qualified subject to substantial doubt as to our ability to continue as a going concern. If we are in fact unable to continue as a going concern, you may lose your entire investment.

As of November 16, 2016, we executed an agreement (the “Merger Agreement”) to acquire Hook Group, LLC (“Hook”), which holds a license from General Mills to produce and market Fiber One™ ice cream. The transactions contemplated by the Merger Agreement have not been consummated and may be dependent in part on the proceeds of this offering.

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RISK FACTORS

Investing in our common stock involves a high degree of risk, and you should be able to bear the complete loss of your investment. You should carefully consider the risks described below and the other information in this prospectus when evaluating our company and our business. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline and investors could lose all or a part of the money paid to buy our common stock.

Risks Related to Our Business

We have had limited operations and require substantial additional funds to execute our business plan. We have had limited operations and have not yet established significant traction in the marketplace. We generated revenue of $24,918 in the year ended June 30, 2016, $68,409 in the year ended June 30, 2015 and $10,507 during the six months ended December 31, 2016. We generated revenue of $23,605 during the nine months ended March 31, 2017 and $19,374 during the nine months ended March 31, 2016. Because our capital resources have been extremely limited, we have been unable to provide sufficient advertising and marketing support for the product at retail, resulting in limited revenues. Unless we are able to continue to leverage our status as a public company into effective fundraising to fund our capital requirements, we will not be able to execute on our business plan and purchasers of our stock will be likely to lose their investment.

During FY2016, the majority of our revenue was derived from direct to consumer retail sales. We believe we have established that there is consumer interest for a better nighttime snack option. We have not yet identified a way to market and sell our snack products direct to consumer in a manner that is predictably profitable, nor have we yet identified the proper elements of support at retail that will drive consistent consumer purchase behavior. The proposed Fiber One™ ice cream products manufactured by our potential acquisition target, Hook Group, LLC, and Suffield Foods, LLC, while receiving favorable acceptance in certain demos to potential retail outlets, have no history of market acceptance.

Our independent auditors have expressed doubt about our ability to continue as a going concern. We received a report on our financial statements for the years ended June 30, 2016 and June 30, 2015 from our independent registered public accounting firm that includes an explanatory paragraph and a footnote stating that there is substantial doubt about our ability to continue as a going concern due to its losses and negative net worth. Inclusion of a “going concern qualification” in the report of our independent accountants may have a negative impact on our ability to obtain financing and may adversely impact our stock price in any market that may develop.

We remain uncertain of our proposed products’ market acceptance. Although management firmly believes that snacks designed for evening consumption and Fiber One™ ice cream is each a viable niche market with a potential for attractive returns for investors, this belief is largely based on informal observations and we have not conducted any formal marketing studies. Our limited resources preclude us from doing so. If management is wrong in its belief and there is an insufficient market for our products, it is likely we will fail and investors will lose their investment.

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Our ability to hire additional personnel is important to the continued growth of our business. Our continued success depends upon our ability to attract and retain a group of motivated marketing and business support professionals. Our growth may be limited if we cannot recruit and retain a sufficient number of people. We cannot guarantee that we will be able to hire and retain a sufficient number of qualified personnel.

We may face substantial competition. Competition in all aspects of the functional food industry is intense. We will compete against both large conglomerates with substantial resources and smaller companies, including new companies that might be formed with resources similar to our own. Competitors may seek to duplicate the perceived benefits of our products in ways that do not infringe on any proprietary rights that we can protect. As a result we could find that our entire marketing plan and business model is undercut or made irrelevant by actions of other companies under which we have no control. We cannot promise that we can accomplish our marketing goals and as a result may experience negative impact upon our operating results.

Our success depends to a large extent upon the continued service of key managerial employees and our ability to attract and retain qualified personnel. Specifically, we are highly dependent on the ability and experience of our key employee, Sean Folkson, our president and CEO We have a consulting agreement with Mr. Folkson. The loss of Mr. Folkson would present a significant setback for us and could impede the implementation of our business plan. There is no assurance that we will be successful in acquiring and retaining qualified personnel to execute our current plan of operations.

Our proposed acquisition of Hook Group, LLC (“Hook”) is not certain and even if it occurs and profit therefrom is also uncertain. In November 2016 we entered into an agreement providing for us to acquire Hook, the licensee of General Mills for FiberOne™ ice cream. The agreement calls for us to make substantial investments in Hook and is dependent on our being able to maintain and renew Hook’s license with General Mills as well as the market acceptance of Hook’s proposed products. If we cannot raise funding satisfactory to Hook to complete the acquisition, if Hook were to lose the license with General Mills, or if we are unable to successfully market Fiber One™ ice cream products, we will not realize any return in our investment in Hook and our results will be adversely affected.

The ability of our officers to control our business will limit minority shareholders’ ability to influence corporate affairs. As of the date of this prospectus, our president, Sean Folkson, owned 16,433,568 shares (directly and through trusts, includes 2.6 million shares owned by a trust controlled by Mr. Folkson’s wife. Mr. Folkson disclaims beneficial ownership of these shares).   Also, as of the date of this prospectus our Vice President Peter Leighton owned 4,000,000 shares. These two shareholders represent an aggregate of approximately 69.5 % of our 29,384,432 issued and outstanding shares.  Because of their stock ownership, our officers will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval and determine our policies. The interests of our president may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The minority shareholders would have no way of overriding decisions made by our president. This level of control may also have an adverse impact on the market value of our shares because he may institute or undertake transactions, policies or programs that result in losses, may not take any steps to increase our visibility in the financial community and/ or may sell sufficient numbers of shares to significantly decrease our price per share.

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If we do not receive additional financing we will not be able to execute our planned expansion. Over the next 6-12 months, we believe we will require over $3,000,000 in debt or equity financing to affect a planned expansion of our operations and roll out of our existing and any future products, including FiberOne™ ice cream. Management believes that it will be able to raise the required funds, however this may not prove to be the case. No one has committed to invest the money we need to complete our planned operations. If we cannot raise additional funds, it is unlikely that we will be able to support a stock price close to the amount paid by our investors and our investors may lose all or most of their investment. Recent economic developments and the current economic climate may make it especially difficult to raise additional funds. If we do not raise additional funds, we may be required to abandon our current business plan and either operate our plan on a much smaller scaled basis, cease operations entirely, or seek a different line of business. However, we intend to seek additional funds and affect our planned business and we have no other present plans.

We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we are required to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of our fiscal year. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We would incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We do not have a sufficient number of employees and consultants to segregate responsibilities and are presently unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees, and this may impair our ability to effectively comply with Section 404 of the Sarbanes-Oxley Act. We currently do not have any employees and rely on our CEO, Sean Folkson and our Vice President/CMO Peter Leighton to perform all executive functions. Peter Leighton will be working for us on a part time basis. Accordingly, we cannot segregate duties to provide sufficient review of our financial activity. During the course of our testing our financial procedures, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly. Our officers’ lack of experience in accounting and financial matters may make our efforts to comply more difficult and cause us to hire consultants to assist him cutting into our resources.

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Implications of Being an Emerging Growth Company. As a company with less than $1.0 billion in revenue during its last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. These provisions include:

●	a requirement to have only two years of audited financial statements and only two years of related Management’s Discussion and Analysis included in an initial public offering registration statement;

●	an exemption to provide less than five years of selected financial data in an initial public offering registration statement;

●	an exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal controls over financial reporting;

●	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;

●	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; and

●	reduced disclosure about the emerging growth company’s executive compensation arrangements.

An emerging growth company is also exempt from Section 404(b) of Sarbanes Oxley which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

●	In our fiscal year ended June 30, 2020,

●	the first fiscal year after our annual gross revenues are $1 billion or more,

●	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or

●	as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

6

Risks Related to Our Common Stock

Currently, there is very little activity on the public markets for our securities, and there can be no assurances that any significant public trading will ever develop and, our stock is likely to be subject to significant price fluctuations. There has not been any established trading market for our common stock. Commencing August 21, 2015 we began trading under the Symbol NGTF on the OTC Markets. However, trading volume to date has been limited and sporadic.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception, and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock. Because of the anticipated low price of the securities, many brokerage firms may not be willing to effect transactions in these securities. Any purchasers of our securities should be aware that any market that develops in our stock will likely be subject to the penny stock restrictions.”

Our board of directors is authorized to issue shares of preferred stock, which may have rights and preferences detrimental to the rights of the holders of our common shares. We are authorized to issue up to 1,000,000 shares of preferred stock, $0.001 par value. As of the date of this prospectus, we have not issued any shares of preferred stock and have no plans to do so. Our preferred stock may bear such rights and preferences, including dividend and liquidation preferences, as the Board of Directors may fix and determine from time to time. Any such preferences may operate to the detriment of the rights of the holders of the common stock being offered hereby.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability that may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors. Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. This indemnification policy could result in substantial expenditures by us, which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is are likely to materially reduce the market and price for our shares, if such a market ever develops.

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Any market that develops in shares of our common stock will be subject to the penny stock restrictions that are likely to create a lack of liquidity and make trading difficult or impossible. Until our shares of common stock qualify for inclusion in the NASDAQ system, if ever, the trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCBB as maintained by OTCMarkets.com. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

SEC Rule 15g-9 (as most recently amended and effective on September 12, 2005) establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects the market liquidity for our common stock. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

●	the basis on which the broker or dealer made the suitability determination, and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

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Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities. Recently, several brokerage firms and clearing firms have adopted special “house rules” which make it more difficult for their customers to hold or trade low priced stock and these rules may make it difficult for our shareholders to sell their stock.

We do not intend to pay dividends on our common stock. We have not paid any dividends on our common stock to date and there are no plans for paying dividends on the common stock in the foreseeable future. We intend to retain earnings, if any, to provide funds for the implementation of our business plan. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive any additional cash, stock or other dividends on their shares of our common stock until we have funds which the Board of Directors determines can be allocated to dividends.

If a market develops for our shares, sales of our shares relying upon rule 144 may depress prices in that market by a material amount. 25,053,432 of the outstanding shares of our common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period may, under certain conditions, sell their shares as a result of revisions to Rule 144 which became effective on or about February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of six months. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws to the extent they prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states. There is a limited public market for our common stock, and there can be no assurance that an active and regular public market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because our securities have not been registered for resale under the “Blue Sky” laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. Accordingly, investors should consider the secondary market for our securities to be a limited one.

Recent issuances of convertible promissory notes may have a negative impact on the trading prices of our common stock. Commencing in March 2017, we have entered into $430,000 principal amount of promissory notes with various lenders, including the Selling Security Holder. These notes are convertible six months after issuance into free trading shares of our common stock, with certain limitations, at conversion prices below the then market price of our common stock. While we intend to repay these notes before they are converted by using other funds we may obtain, including funds received under the EPA, no assurance can be given that we will be successful in these efforts. Any conversions of these notes are likely to have a negative effect on the market for our common stock and may cause dilution to our common stockholders.

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SHARES ELIGIBLE FOR FUTURE SALE

The sale of a substantial number of shares of our common stock, or the perception that such sales could occur, could adversely affect prevailing market prices for our common stock.  In addition, any such sale or perception could make it more difficult for us to sell equity, or equity related, securities in the future at a time and price that we deem appropriate.  If and when this registration statement becomes effective and we become subject to the reporting requirements of the Exchange Act, we might elect to adopt a stock option plan and file a registration statement under the Securities Act registering the shares of common stock reserved for issuance there under.  Following the effectiveness of any such registration statement, the shares of common stock issued under such plan, other than shares held by affiliates, if any, would be immediately eligible for resale in the public market without restriction.

The sale of shares of our common stock which is not registered under the Securities Act, known as “restricted” shares, typically is affected under Rule 144.  As of the date of this prospectus we have outstanding an aggregate of 29,384,432 shares of common stock of which 25,053,432 are restricted stock.  All of our restricted shares of common stock might be sold under Rule 144 if held for more than six months by non-affiliates.  In addition, each of our officers, directors or affiliates, who own an aggregate of 20,433,568 shares, may sell 1% of our outstanding shares (approximately 30,000 shares) every three months under Rule 144.  No prediction can be made as to the effect, if any, that future sales of “restricted” shares of our common stock, or the availability of such shares for future sale, will have on the market price of our common stock or our ability to raise capital through an offering of our equity securities.

The sale of a substantial number of shares of our common stock, or the perception that such sales could occur, could adversely affect prevailing market prices for our common stock.  In addition, any such sale or perception could make it more difficult for us to sell equity, or equity related, securities in the future at a time and price that we deem appropriate.  If and when this registration statement becomes effective and we become subject to the reporting requirements of the Exchange Act, we might elect to adopt a stock option plan and file a registration statement under the Securities Act registering the shares of common stock reserved for issuance thereunder.  Following the effectiveness of any such registration statement, the shares of common stock issued under such plan, other than shares held by affiliates, if any, would be immediately eligible for resale in the public market without restriction.

No Dividends

We never have paid any dividends on our common stock and we do not intend to pay any dividends in the foreseeable future.

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Future issuances of common shares may be adversely affected by the EPA.

The market price of our common stock could decline as a result of issuances and sales by us, including pursuant to the Equity Purchase Agreement, or sales by our existing shareholders, of common stock, or the perception that these issuances and sales could occur. Sales by our shareholders might also make it more difficult for us to issue and sell common stock at a time and price that we deem appropriate. It is likely that the sale of shares by Black Forest will depress the market price of our common stock.

Draw-downs under the EPA may cause dilution to existing shareholders.

Black Forest has committed to purchase up to $5,000,000 worth of shares of our common stock. From time to time during the term of the EPA, and at our sole discretion, we may present Black Forest with a put notice requiring Black Forest to purchase shares of our common stock. The purchase price to be paid by Black Forest will be 85% of the Market Price of our common stock.  We will be entitled to put to Black Forest on each put date such number of shares of common stock as equals the lesser of 200% of the average of the  dollar volume on the principal trading exchange for our common stock for the 20 trading days preceding the put date or $250,000; provided that the number of shares to be purchased by Black Forest shall not exceed the number of such shares that, when added to the number of shares of our common stock then beneficially owned by Black Forest, would exceed 4.99% of the number of shares of our common stock outstanding. All puts to Black Forest shall also be subject to a $25,000 minimum amount and a $250,000 maximum amount. If the price of our shares falls after the date of the put notice, we are required to issue additional shares to Black Forest pursuant to formulas set forth in the EPA. As a result, our existing shareholders will experience immediate dilution upon the purchase of any of the shares by Black Forest. The issue and sale of the shares under the EPA may also have an adverse effect on the market price of the common shares. Black Forest may resell some, if not all, of the shares that we issue to it under the EPA and such sales could cause the market price of the common stock to decline significantly. To the extent of any such decline, any subsequent puts would require us to issue and sell a greater number of shares to Black Forest in exchange for each dollar of the put amount. Under these circumstances, the existing shareholders of our company will experience greater dilution. The effect of this dilution may, in turn, cause the price of our common stock to decrease further, both because of the downward pressure on the stock price that would be caused by a large number of sales of our shares into the public market by Black Forest, and because our existing stockholders may disagree with a decision to sell shares to Black Forest at a time when our stock price is low, and may in response decide to sell additional shares, further decreasing our stock price. If we draw down amounts under the EPA when our share price is decreasing, we will need to issue more shares to raise the same amount of funding. There is no guarantee that we will satisfy the conditions to the EPA. Although the Equity Purchase Agreement provides that we can require Black Forest to purchase, at our discretion, up to $5,000,000 worth of shares of our common stock in the aggregate, there can be no assurances that we will be able to satisfy the closing conditions applicable for each put. If we fail to satisfy the applicable closing conditions, we will not be able to sell the put shares to Black Forest. There is no guarantee that we will be able to fully utilize the EPA. Even if we were able to put all of the 2,838,000 of our shares registered under this registration statement to Black Forest under the EPA at our current market prices, we would only realize approximately $500,000 under the EPA. We would require multiple transaction, which Black Forest is under no obligation to make available, to realize proceeds of $5,000,000 This description is qualified in its entirety by reference to the EPA, which is incorporated by reference as an exhibit to the Registration Statement of which this prospectus forms a part.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling security holder pursuant to this prospectus. All proceeds from the sale of the shares will be for the account of the selling security holder.

We have agreed to bear the expenses relating to the registration of the shares for the selling security holder. We anticipate receiving proceeds from any “puts” tendered to Black Forest under the EPA. Such proceeds from the EPA are intended to be used approximately as follows: to fund our manufacturing expansion, research and development, marketing, advertising, distribution efforts, technology development, product line expansion and enhancement and working capital needs.

DETERMINATION OF OFFERING PRICE

The offering price for the shares sold to Black Forest under the put will equal 85% of the Market Price of our common stock calculated under the EPA on the date the put notice is given. To the extent that the disparity between the offering price and market price of the common stock is material, such disparity was determined by us to be fair in consideration of Black Forest establishing an equity line to facilitate our ongoing operations.

Equity Purchase Agreement

We entered into the Equity Purchase Agreement (“EPA”) with Black Forest on February 8, 2017. Pursuant to the EPA, Black Forest committed to purchase up to $5,000,000 worth of our common stock, over a period of time terminating on the earlier of: (i) 36 months from the date of the agreement; (ii) the date on which Black Forest has purchase shares of our common stock pursuant to the EPA for an aggregate maximum purchase price of $5,000,000; or (iii) if there is no effective registration statement for a period of 45 days after the registration statement of which this prospectus forms a part is ordered effective.  We may draw on this facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the EPA. The purchase price to be paid by Black Forest will be 85% of the Market Price of our common stock.  The EPA contains certain “true up” provisions which might require that we issue additional shares to Black Forest following a put. We will be entitled to put to Black Forest on each put date such number of shares of common stock as equals the lesser of 200% of the average of the dollar volume on the principal trading exchange for our common stock for the 20 trading days preceding the put date or $250,000 with a minimum put amount of $25,000; provided that the number of shares to be purchased by Black Forest shall not exceed the number of such shares that, when added to the number of shares of our common stock then beneficially owned by Black Forest, would exceed 4.99% of the number of shares of our common stock outstanding.  The EPA provides for payment to us of the price for the shares delivered to Black Forest within one business day of electronic delivery of the shares. There are put restrictions applied on days between the put notice date and the closing date with respect to that particular put. During such time, we are not entitled to deliver another put notice. There are circumstances under which we will not be entitled to put shares to Black Forest, including the following:

●	we will not be entitled to put shares to Black Forest unless there is an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), to cover the resale of the shares by Black Forest;

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●	we will not be entitled to put shares to Black Forest unless our common stock continues to be quoted on the OTCPink or a higher market and has not been suspended from trading;

●	we will not be entitled to put shares to Black Forest if an injunction shall have been issued and remain in force against us, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the shares to Black Forest;

●	we will not be entitled to put shares to Black Forest if we have not complied with our obligations and are otherwise in breach of or in default under, the EPA, our registration rights agreement with Black Forest (the “Registration Rights Agreement”) or any other agreement executed in connection therewith with Black Forest; and,

●	we will not be entitled to put shares to Black Forest to the extent that such shares would cause Black Forest’s beneficial ownership to exceed 4.99% of our outstanding shares.

The EPA further provides that Black Forest is entitled to customary indemnification from us for any losses or liabilities it suffers as a result of any material misrepresentation, breach of warranty or non-fulfillment of or a failure to perform any material covenant or agreement contained in the EPA. The EPA also contains representations and warranties of each of the parties. The assertions embodied in those representations and warranties were made for purposes of the EPA and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the EPA. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a stockholder or investor might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Upon execution of the Equity Purchase Agreement, we paid a fee of $30,000 to Black Forest which was evidenced by a convertible promissory note in the amount of $32,500 on which we only received $2,500. The note is more fully described herein. In June 2017, this note was assigned to a third party that is not affiliated with Black Forest. See- DESCRIPTION OF SECURITIES – Warrants and Convertible Securities.

Dilutive Effects

Under the EPA, the purchase price of the shares to be sold to Black Forest will be at a price equal to 85% of the Market Price of our common stock. The table below illustrates an issuance of shares of common stock to Black Forest under the EPA for a hypothetical draw down amount of $25,000 at an assumed Market Price of $0.20:

Draw Down Amount	Price to be paid by Black Forest	Number of Shares to be Issued

$25,000	$0.17	147,059

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By comparison, if the Market Price of our common stock was $0.15, the number of shares that we would be required to issue in order to have the same draw down amount of $25,000 would be greater, as shown by the following table:

Draw Down Amount	Price to be paid by Black Forest	Number of Shares to be Issued

$25,000	$0.1275	196,078

Accordingly, there would be dilution of an additional 49,019 shares issued due to the lower stock price of $0.15 per share. In effect, if we are interested in receiving a fixed funding amount, a lower price per share of our common stock means a higher number of shares to be issued to Black Forest in order to receive that fixed funding amount, which equates to greater dilution of existing stockholders. The effect of this dilution may, in turn, cause the price of our common stock to decrease further, both because of the downward pressure on the stock price that would be caused by a large number of sales of our shares into the public market by Black Forest, and because our existing stockholders may disagree with a decision to sell shares to Black Forest at a time when our stock price is low, and may in response decide to sell additional numbers of shares, further decreasing our stock price.

The actual number of shares that will be issued to Black Forest under the EPA will depend upon the market price of our common stock at the time of our puts to Black Forest and shortly thereafter.

Likelihood of Accessing the Full Amount of the EPA

Notwithstanding that the EPA is in an amount of $5,000,000, the likelihood that we would access the full $5,000,000 is low. This is due to several factors including the fact that the EPA’s share volume limitations will limit our use of the EPA and the market price may decrease and thus fewer dollars will be received by us as shares are issued. Even if we were able to put all of the 2,838,000 of our shares registered under this registration statement to Black Forest under the EPA at our current market prices, we would only realize approximately $500,000 under the EPA. Wewould require multiple transaction, which Black Forest is under no obligation to make available, to realize proceeds of $5,000,000

We determined to register in this registration statement a total of 2,838,000 shares, which represents less than one-third of our public float (after subtracting the holdings of insiders and controlling shareholders) in order to allow the greatest possible flexibility under the EPA.  The amount of shares that might be utilized under the EPA cannot be determined at this time as it will fluctuate with the market price of our stock and our financial requirements.

BUSINESS

NightFood Holdings, Inc. (“we”, “us” “the Company” or “NightFood”) is a Nevada corporation organized on October 16, 2013 to acquire all of the issued and outstanding shares of NightFood, Inc., a New York corporation (the “Subsidiary”) from its sole shareholder, Sean Folkson. All of our operations are conducted by the Subsidiary. We are in the business of manufacturing, marketing and distributing snacks specially formulated and promoted for evening consumption. A large number of Americans consume nighttime snacks that are high in sugar, fat, and calories; such snacks can impair sleep and also impair health in general. Management believes that our products are unique in the food industry and that there is a substantial market for our products. We are in the process of establishing distribution channels for these products. Our corporate address is 520 White Plains Road – Suite 500, Tarrytown, New York 10591 and our telephone number is 888-888-6444. We maintain a web site at www.nightfood.com. We have recently entered into an agreement for the acquisition of a company that is licensed by General Mills to produce FiberOne™ ice cream. See Business-Planned Acquisition. Any information that may appear on our web site should not be deemed to be a part of this prospectus.

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Industry Overview

We are an early-stage company that is seeking to establish a market within the snack industry by offering a line of snack foods that are appropriate for evening consumption. Based on available figures for 2013 published by SymphonyIRI Group, American consumers spend over $50 Billion annually on snacks consumed at night, and this figure continues to grow. A majority of adults are trying to eat foods and snacks that they understand will prevent or manage health problems and 37% of consumers are willing to pay more for foods with perceived health benefits. Moreover, industry data indicates that the most popular nighttime snack choices include products and categories that are traditionally considered high in calories, and “unhealthy” options, such as cookies, salty snacks (chips, pretzels, and popcorn), ice cream, and candy.

Our Products, Present and Proposed

Our initial product is the NightFood nutrition bar. NightFood nutrition bars are made from commercially available ingredients and a proprietary combination of other components in a proprietary process. During the course of fiscal 2016, the Company modified its packaging, positioning, and branding, including switching from a 6 count retail pack to a 12 count pack for the bars. The packages are typically merchandised both open and closed, so the consumer can purchase an individual bar, or an entire box of bars. NightFood® is the first product positioned as a healthier and better alternative to other convenient nighttime snack options. Compared to the existing popular options, each 140 calorie NightFood® bar is specially formulated to satisfy late-night cravings, tackle nighttime hunger, on fewer calories, and with a healthier, more sleep-friendly nutritional profile. We believe that NightFood® bars are an optimal after-dinner snack in terms of composition and calories. In addition, the bars contain a clinically proven bioactive ingredient called Chocamine®. Chocamine is a patented natural cocoa extract that is believed to promote satiety and craving satisfaction, while also providing the health and relaxation benefits of chocolate without the caffeine, fat, calories, and sugars. In April of 2016, the Company secured exclusive use of Chocamine in any products formulated and marketed for nighttime consumption.

Depending upon the success of the NightFood® bar and our available resources, we intend to consider expanding our product line to include formulations with and without sleep aiding bioactive ingredients, nighttime snack products specifically for children, and snacks in different food formats such as cookies, chips, ice cream, etc. In furtherance of our planned expansion of our product offerings, we have entered into an agreement to acquire a company which is licensed to produce FiberOne™ ice cream. See Business-Planned Acquisition

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Production

We have utilized contract manufacturers for producing our products, packaging for our products, and 3rd party logistics for warehousing and order fulfillment. For our warehousing and logistics, we are currently using Landis Logistics. For our next production run of nutrition bars, we are currently evaluating various potential manufacturers. We believe that the nature of the market for such services ensures there will be several alternative suppliers available on acceptable terms

Marketing & Distribution

During FY2016, our new marketing and distribution strategy shifted NightFood products away from the specialty health & nutrition vertical and towards mainstream supermarkets. We believe our most receptive consumer will be one that is wrestling with undesirable night snacking habits. Our updated product packaging merchandises NightFood bars in a novel 12-pack display case featuring the CraveMonster™ design and was approved for distribution by KeHE Distributors LLC in March of 2016.

Through our relationship with KeHE, NightFood is now available in the Market Street supermarket chain in Texas, a division of Albertsons. With well over 2,000 locations, Albertsons is the 2nd largest supermarket retailer in the country. In addition, in December of 2016, The Company received a purchase order from KeHE to place NightFood product in the Meijer chain of supermarkets. Meijer has over 200 locations, mostly located in the upper Midwest. The Company is in discussions to introduce NightFood products onto the shelves of other large supermarket chains though KeHE, once properly capitalized.

NightFood bars may also still be found in some GNC locations around the country, however, we did not receive any orders from them during fiscal 2016 despite reports from GNC of increasing sales in FY2016 compared to FY2015.

Competition

The nutritional/snack food business is highly competitive and includes such participants as large companies like Mondelez, Nestle S.A. and Quaker Oats and more specialized companies such as Cliff Bar, Quest Nutrition and many smaller companies. Many of these competitors have well established names and products. Management is not aware of any competitor offering snacks targeting the nighttime snack occasion, or formulated to satisfy unhealthy nighttime cravings in a sleep-friendly way. We will initially compete based upon the unique nature of our product. However, other companies, including those with greater name recognition than us and greater resources may seek to introduce products that directly compete with our products. Management believes that if a competitor sought to develop a competing product, it could do so and begin to establish retail distribution in 12-24 months.

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Intellectual Property Rights

We own the registered trademark “NightFood®” and believe that it will prove important to our business. Additionally we own the domain NightFood.com as well as many other relevant domains such as late-night-snack.com, nighttimesnack.com, and nighttimesnacking.com, as well as NightFood.us, NightFood.net, TryNightFood.com, GetNightFood.com, NiteFood.com, and Night-Food.com. We also own the toll-free number 888-888-NIGHT. We also rely on proprietary information as to our formulas and have non-disclosure agreements with our suppliers.

Personnel

We currently have no employees except Sean Folkson, our President and CEO, and Peter Leighton, our VP of Marketing who is currently serving the company on a part-time basis. Should we be successful in executing our business plan, we anticipate hiring additional employees in the future to assist with marketing, sales and clerical positions. We rely on consultants and outsourced services to accomplish work that might otherwise be done by employees in a large established company.

Customers

In FY 2016, no individual customer made up more than 15% of our revenues.

Planned Acquisition

On November 25, 2016 we executed and delivered a Plan of Reorganization Including Option to Acquire (the “Plan”) by and among the Registrant, Hook Group, LLC (“Hook”) and Suffield Foods. LLC (“Suffield”). The Plan contemplates our acquiring an equity interest in and potentially merging Hook and its subsidiary Suffield with and into a wholly owned subsidiary of the Registrant. Pursuant to the Plan, we have agreed to use its best efforts to invest up to $9,000,000 in Hook in exchange for preferred equity in Hook. The Plan contemplated an investment in Hook by the Registrant in tranches over approximately 18 months. The Plan provided that any time after we had invested $7,500,000 in Hook, we may request a merger of Hook with and into our wholly owned subsidiary, Fiber One™ Ice Cream, Inc., in exchange for the Hook members receiving a 50% shareholder interest in us. Such merger would be subject to shareholder approval by us. Hook is a licensee of General Mills Marketing, Inc. and holds the right to manufacture and distribute ice cream under the Fiber One™ brand name. We are seeking to raise funds through the sale of equity to meet our obligations under the Plan, but has obtained limited commitments for funding. If funding is not realized, the Plan may not go into effect. The forgoing is a summary of the Plan and is qualified in its entirety by the Plan, which is an exhibit hereto. We anticipate, based on discussions with Hook management, that the Plan will be amended to change the amount and timing of capital investments due thereunder to require a smaller investment by us prior to the merger. However, there is no written agreement for such amendment and we cannot give assurance that the acquisition with Hook will occur.

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MARKET PRICE OF COMMON STOCK AND OTHER STOCKHOLDER MATTERS

As of April 10, 2017 our common stock is quoted on the OTCQB under the symbol “NGTF”. Our common stock had previously been quoted on the under the same symbol on the OTCPink Market which is sponsored and operated by OTCMarkets, Inc. The OTCQB Market is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks,” as well as volume information.

The following table sets forth the range of high and low bid quotations for our common stock for each of the periods indicated as reported by the OTCPink Market. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Fiscal Year Ended June 30, 2017

	High Closing Price	Low Closing Price

First Quarter	$.24	$.105

Second Quarter	$.50	$.09

Third Quarter	$.225	$.13401

Fourth Quarter	$.37	.158

Fiscal Year Ended June 30, 2016

	High Closing Price	Low Closing Price
First Quarter	$1.40	$0.85

Second Quarter	$2.10	$1.45

Third Quarter	$2.10	$0.85

Fourth Quarter	$0.95	$0.195

The closing price for shares of our common stock on June 30, 2017 was $0.207 per share.

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Penny Stock

Our stock is considered to be a penny stock. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling our securities.

Holders

As of July 7, 2017, we had 115 shareholders of record and 29,384,432 common shares issued and outstanding. The number of holders does not include the shareholders for whom shares are held in a “nominee” or “street” name.

Dividends

Since its organization, the Company has not paid any cash dividends on its common stock, nor does it plan to do so in the foreseeable future.

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SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

We do not have any equity compensation plans.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and the notes to those statements included elsewhere in this prospectus. This discussion includes forward-looking statements that involve risks and uncertainties. As a result of many factors, such as those set forth under “Risk Factors” and elsewhere in this prospectus, our actual results may differ materially from those anticipated in these forward-looking statements.

Certain statements contained herein, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to our future operating performance and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.  All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

We caution you that reliance on any forward-looking statement involves risks and uncertainties, and that although we believe the assumptions on which our forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions could be incorrect.  In light of these and other uncertainties, you should not conclude that we will necessarily achieve any plans and objectives or projected financial results referred to in any of the forward-looking statements.  We do not undertake to release the results of any revisions of these forward-looking statements to reflect future events or circumstances.  Some of the factors that may cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements include the following:

RESULTS OF OPERATIONS

Fiscal Year ended June 30, 2016 Compared to Fiscal Year ended June 30, 2015

Revenue

For the twelve months ended June 30, 2016, we had revenues of $24,918 compared to the twelve months ended June 30, 2015 when we had revenues of $68,409. The company also provided certain sales allowances of $22,681 for the year ended June 30, 2016, compared to $12,923 for the year ended June 30, 2015.

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Operating Expenses

Our operating expenses for the twelve months ended June 30, 2016 were $743,247 compared to for the twelve months ended June 30, 2015 were $424,905. The increase was mainly due to an increase in professional fees related to capital raising efforts and corporate strategy, along with increases to costs relating to SEC compliance, and expenses relating to the rebranding efforts

Net Loss

For the twelve months ended June 30, 2016, we had a net loss of $726,596 compared to the twelve months ended June 30, 2015 when we had a net loss of $367,134. Again, the majority of this an increase in professional fees related to capital raising efforts and corporate strategy, along with increases to costs relating to SEC compliance, and expenses relating to the rebranding efforts

Inventory

As of June 30, 2016, we had approximately $121,706 worth of product in inventory, compared to $46,936 worth of product in inventory as of June 30, 2015.

Customers

In FY 2016, no individual customer made up more than 15% of our revenues.

RESULTS OF OPERATIONS FOR THE THREE AND NINE MONTH PERIOD ENDED MARCH 31, 2017 AND MARCH 31, 2017.

For the three months ended March 31, 2017 and March 31, 2016 we had revenues of $13,098 and ($1,781) respectively and incurred a net loss of $263,795 and $241,127 respectively. These losses were largely attributable to consulting fees and expenses related to being a public company.

For the nine months ended March 31, 2017 and March 31, 2016, we had revenues of $23,605 and $19,374 respectively and incurred a net loss of $422,334 and $526,318 respectively. These losses were largely attributable to consulting fees and expenses related to being a public company.

Revenue

Our net revenues for the three month period ended March 31, 2017 were $13,098 net of sales allowances and sales discounts compared to ($1,781) for the three month period ended March 31, 2016.

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Our net revenues for the nine month period ended March 31, 2017 were $23,605 net of sales allowances and sales discounts compared to $19,374 for the nine month period ended March 31, 2016.

Inventory

As of March 31, 2017, we had approximately $103,561 worth of product and packaging in inventory, compared to $121,706 worth of product in inventory as of June 30, 2016.

Operating Expenses

Operating expenses increased by $39,246 for the nine month period ended March 31, 2017, from $232,035 for the three month period ended March 31, 2016. The increase was primarily due to the increase in expenses related to investor relations and other expenses of being a public company.

Operating expenses decreased by $102,775 for the nine month period ended March 31, 2017, from $537,764 for the three month period ended March 31, 2016. The decrease was primarily due to the decrease in advertising expenses related to packaging design and production, as well as decreased broker and consulting fees, and a decrease in other operating expenses related to direct to consumer sales of our product.

Customers

For the three and nine month periods ending March 31, 2017, the majority of revenues resulted from wholesale sales of NightFood to distributors and retailers, as well as direct to consumer sales.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2017, we had cash on hand of $72,536, and inventory value of $103,561.

The Company has limited available cash resources and we do not believe our cash on hand will be adequate to satisfy our ongoing working capital needs. The Company is continuing to raise capital through private placement of our common stock to finance the Company’s operations, of which it can give no assurance of success. However, we believe that our current capitalization structure, combined with the continued expansion in distribution, will enable us to achieve successful financings to continue our growth. Because the business is new and has limited operating history and relatively few sales, no certainty of continuation can be stated. Management is taking steps to raise additional funds to address its operating and financial cash requirements to continue operations in the next twelve months. Management has devoted a significant amount of time in the raising of capital from additional debt and equity financing. However, the Company’s ability to continue as a going concern is dependent upon raising additional funds through debt and equity financing and generating revenue. There are no assurances the Company will receive the necessary funding or generate revenue necessary to fund operations.

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Even if the Company is successful in raising additional funds, the Company cannot give any assurance that it will, in the future, be able to achieve a level of profitability from the sale of its products to sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on recoverability and reclassification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Since our inception, we have sustained operating losses. During the nine months ended March 31, 2017, we incurred a net loss of $422,334 compared to $526,318 for the nine months ended March 31, 2016.

During the nine months ended March 31, 2017, net cash used in operating activities was $180,602 compared to $315,788 for the nine months ended March 31, 2016.

During the nine months ended March 31, 2017, net cash aggregating $247,656 was provided by financing activities.

From our inception in January 2010 through March 31, 2017, we have generated an accumulated deficit of approximately $2,888,138. Assuming we raise additional funds and continue operations, we expect to incur additional operating losses during the remainder of fiscal 2017 and possibly thereafter. We plan to continue to pay or satisfy existing obligation and commitments and finance our operations, as we have in the past, primarily through the sale of our securities and other forms of external financing until such time that we are able to generate sufficient funds from the sale of our products to finance our operations, of which we can give no assurance.

On November 25, 2016, the company entered into a material definitive agreement. On that date, the company executed and delivered a Plan of Reorganization Including Option to Acquire (the “Plan”) by and among the Registrant, Hook Group, LLC (“Hook”) and Suffield Foods. LLC (“Suffield”). The Plan contemplates the Registrant acquiring an equity interest in and potentially merging Hook and its subsidiary Suffield with and into a wholly owned subsidiary of the Registrant. As of the date of this filing, the agreement remains in effect, and the parties continue to work towards a closing.

Funds on hand are not sufficient to fund our operations and we intend to rely on the sale of stock in private placements to increase liquidity and, we anticipate deriving additional revenue from product sales in fiscal 2016, but we cannot at this time quantify the amount.  If we are unable to raise cash through the sale of our stock, we may be required to severely restrict our operations.

As of February 8, 2017, we entered into two agreements with Black Forest, an Equity Purchase Agreement (the “EPA”) and a Registration Rights Agreement (the “RRA”).  The two agreements were filed as exhibits to the Registrant’s Current Report on Form 8-K dated February 8, 2017, and this Registration Statement is being filed in order for us to fulfill our obligations under the RRA. The following summary is qualified in its entirety by reference to such exhibits to our Form 8-K. In March and May 2017, the Company entered into convertible promissory notes with several lenders totaling $430,000 and realized net proceeds of $354,000 Among these notes were promissory notes totaling $120,000 with Black Forest which notes have been assigned to a third party that is not affiliated with Black Forest.

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The agreements required us to file a registration statement for the common stock underlying the EPA. Subject to various limitations set forth in the EPA, Black Forest, after effectiveness of such registration statement, will be required to purchase up to $5,000,000 worth of our common stock at a price equal to 85% of the market price as determined under the EPA.  The EPA provides for volume limitations on the amount of shares that Black Forest must purchase at any time and provides that we will be paid for the common stock upon electronic delivery of the shares to Black Forest.

If funds raised through the EPA are not sufficient to fund our operations, we intend to rely on the sale of stock in private placements to increase liquidity.  If we are unable to raise cash through the sale of our stock, we may be required to severely restrict our operations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors and officers as of the date of this prospectus are:

Name	Age	Position(s)

Sean Folkson	48	President, Chief Executive Officer and Director

Peter Leighton	55	VP Marketing and Chief Marketing Officer

Term and Family Relationships

Our director currently has a term which will end at our next annual meeting of the stockholders or until successors are elected and qualify, subject to their prior death, resignation or removal. Officers serve at the discretion of the Board of Directors.

No family relationships exist among our officers, directors and consultants.

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Business Experience

Sean Folkson was elected president, CEO and a director upon formation of the Company. Sean Folkson has been CEO and President of our subsidiary NightFood, Inc., a New York corporation, since its formation in January 2010. From 2004 to 2009 he served as president of Specialty Equipment Direct, Inc. which is an online marketer of flooring maintenance equipment which he founded. In 1998 he founded AffiliatePros.com, Inc. a company engaged in assisting its clients with internet marketing which operated through 2008. Mr. Folkson received a B.A. in Business Administration with a concentration in marketing from S.U.N.Y Albany in 1991.

Peter Leighton was appointed Vice President Marketing and Chief Marketing Officer upon the formation of the Company. Peter Leighton holds a BA in marketing from the University of Florida. For over 25 years he has been engaged in marketing and management for functional foods, biotech and turnaround companies. Since 2001 Mr. Leighton has been the founding partner of Copernican Associates, LLOC a consulting firm offering B to B and B to C services in various segments. From 2007 to 2010 he was CEO of Advana Science, Inc., a developer of OTC consumer products and was VP Marketing of Natrol, Inc., an OTC supplement manufacturer from 2002 to 2004. From February 2014 through March 2015, Mr. Leighton served as Vice President – Product Strategy for Complete Nutrition Holdings, Inc., a company involved in operating and franchising high end nutritional product stores. He continues to serve the Company on a part time basis.

Legal Proceedings

No officer, director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management.

Code of Ethics

We have determined that due to our early stage of development and our small size, the present adoption of a code of ethics is not appropriate. If we grow we will adopt a suitable code of ethics.

CORPORATE GOVERNANCE

Committees

Our board of directors currently only has one member and consequently does not currently have a compensation committee or nominating and corporate governance committee. If our board of directors were to significantly increase in size, we will consider the appropriateness of committees.

Audit Committee and Financial Expert

Presently, the board of directors acts as the audit committee. The board of directors does not have an audit committee financial expert. The board of directors has not yet recruited an audit committee financial expert to join the board of directors because we have only recently commenced a significant level of financial operations.

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Director Independence

Our sole director is not deemed independent because he is our majority shareholder, CEO and sole full-time employee.

Section 16(a) Beneficial Ownership of Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own beneficially more than 10% of our common stock to file reports of ownership and changes in ownership of such common stock with the SEC, and to file copies of such reports with us. Based solely upon a review of the copies of such reports filed with us, we believe that during the fiscal year ended June 30, 2016 such reporting persons complied with the filing requirements of Section 16(a). Neither Mr. Folkson nor Mr. Leighton have engaged in any purchases or sales of our common stock since we became subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

The following table sets forth all compensation earned during the fiscal year ended June 30, 2016 and 2015, by (i) our Chief Executive Officer (principal executive officer), (ii) our Chief Financial Officer (principal financial officer), (iii) the three most highly compensated executive officers other than our CEO and CFO who were serving as executive officers at the end of our last completed fiscal year, whose total compensation exceeded $100,000 during such fiscal year ends, and (iv) up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of our last completed fiscal year, whose total compensation exceeded $100,000 during such fiscal year ends. We refer to all of these officers collectively as our “named executive officers”.

Summary Compensation Table

The following table sets forth the cash and non-cash annual remuneration of our CEO and director during our past two fiscal years:

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Sean Folkson,	2016	$0	$0	$0	$0	$0	$0	$72,000		$72,000
CEO	2015	$0	$0	$0	$0	$0	$0	$36,000	[1]	$36,000

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Peter Leighton,	2016	$0	$0	$0	$0	$0	$0	$0	$0
CMO	2015	$0	$0	$0	$0	$0	$0	$0	$0

1 – To date, Mr. Folkson has not received any payment as a result of his consulting agreement. All compensation continues to accrue.

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The Company has not paid and has no present plan to give any compensation other than cash and the granting of shares of common stock. The Company does not have any Stock Option Plan or other equity compensation plans.

Employment Agreements

A consulting agreement exists between Mr. Folkson and the Company, whereby Mr. Folkson receives $6,000 in consulting fees each month, beginning January, 2015. As the company has not had sufficient funds to date to pay Mr. Folkson, these fees have accrued and will continue to accrue until such time as the Company has sufficient funds to issue payment.

Termination of Employment

There are no compensatory plans or arrangements, including payments to be received from the Company, with respect to any person named in the Summary Compensation Table set forth above that would in any way result in payments to any such person because of his or her resignation, retirement or other termination of such person’s employment with us.

OUTSTANDING EQUITY AWARDS

STOCK OPTIONS.

No grants of stock options or stock appreciation rights were made during the year ended June 30, 2016. We have no stock options outstanding.

LONG TERM INCENTIVE PLANS.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

Compensation of Directors

The Company has no standard arrangements in place or currently contemplated to compensate the Company’s directors for their service as directors or as members of any committee of directors.

Employment Agreements

We do not have employment agreements with any of our executive officers or directors.

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Termination of Employment

There are no compensatory plans or arrangements, including payments to be received from the Company, with respect to any person named in the Summary Compensation Table set forth above that would in any way result in payments to any such person because of his or her resignation, retirement or other termination of such person’s employment with us.

Employee Benefit Plans

None

Indemnification of Directors and Executive Officers and Limitation of Liability

Nevada law generally permits us to indemnify our directors, officers, employees and agents. Pursuant to the provisions of Nevada Revised Statutes 78.7502, we, as a corporation organized in Nevada, may indemnify our directors, officers, employees and agents in accordance with the following:

(a)	A corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, against expenses, actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable for breach of his fiduciary duties as a director or officer pursuant to Nevada Revised Statutes 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

(b)	A corporation may indemnify any person who was or is a party or is threatened to be made a party to any action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable for breach of his fiduciary duties pursuant to Nevada Revised Statutes 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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(c)	To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Charter Provisions, Bylaws and Other Arrangements of the Registrant

Our Certificate of Incorporation, as amended, does not contain any specific language enhancing or limiting the Nevada statutory provisions referred to above.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding beneficial ownership of our common stock as of the date of this prospectus by (i) any person or group with more than 5% of any class of voting securities, (ii) each director, (iii) our chief executive officer and each other executive officer whose cash compensation for the most recent fiscal year exceeded $100,000 and (iv) all such executive officers and directors as a group. Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table to our knowledge have sole voting and investment power with respect to all shares of securities shown as beneficially owned by them.

Name and address of owner	Amount owned		Percent of class (1)

Sean Folkson
c/o Nightfood Holdings, Inc.
520 White Plains Road – Suite 500
Tarrytown, NY 10691	16,433,568	(2)	55.9%

Peter Leighton
c/o Nightfood Holdings, Inc.
White Plains Road – Suite 500
Tarrytown, NY 10691	4,000,000		13.6%

All officers and directors as a group (2 persons)	20,433,568		69.6%

1.	Based on 29,384,432 shares outstanding.
2.	Mr. Folkson’s shares include 2,680,000 shares held in a trust where his wife is the trustee. Mr. Folkson disclaims beneficial ownership of such shares.

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Changes in Control

We know of no contractual arrangements which may at a subsequent date result in a change of control in the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The Company was incorporated on October 16, 2013 and upon our organization we issued 20,000,000 shares of common stock to the Company’s founder, President and CEO in exchange for all of the issued and outstanding common stock of Night Food, Inc., a New York corporation. During October and December 2013, Mr. Folkson assigned 4,000,000 shares of his common stock to Peter Leighton as compensation in connection with his joining the Company and an aggregate of 104,500 shares to 35 persons as gifts. Mr. Folkson had advanced an aggregate of $134,517 to us to fund our operations, and had previously been shown on our financial statements as a Note Payable. This note has since been converted to equity as outlined below. Our sole director is not deemed independent because he is our majority shareholder, CEO and sole full-time employee.

●	The Company received cash from Mr. Folkson, the Company’s Chief Executive Officer and related party, $1,000 and $15,000 in 2015 and 2014, respectively, to supplement the Company’s working capital. These short term advances have all been repaid. The Company reimbursed Mr. Folkson $5,000 for advances made previously during 2015.

●	On May 27, 2015, Mr. Folkson converted the outstanding note payable of $134,517 into 538,068 shares of the Company’s $0.001 par value common stock.

●	The amounts previously included in short term borrowings – related party of $0 and $0 in 2016 and 2015, respectively had represented a Note Payable which was to be repayable upon Mr. Folkson providing the borrower with written notice of demand, according to certain terms. However Mr. Folkson was not permitted to demand repayment of the Note until the Company was profitable, and in a positive cash flow position. At that time, Mr. Folkson would have been allowed to demand repayment. The Company had agreed to make payments equal to 10% of the monthly positive cash flow of the Company until balance would have been paid in full. Subsequently, on May 27, 2015, Mr. Folkson converted his note into shares of the Company’s stock.

●	Included in short-term borrowings - related party is $1,000 which is a short term advance to the company made on May 6, 2016 which was repaid after the end of the fiscal year.

●	During the third quarter of our fiscal year 2015, Mr. Folkson began accruing a consulting fee of $6,000 per month, reflected in professional fees and presented as accrued expenses – related party in our filings. Mr. Folkson has, to date, not received any payment for his services. This expense has continued to accrue since contract inception on January 1, 2015. As of the date of this prospectus, the balance is for 31 months, totaling $186,000.

●	The consulting agreement had an initial term of one year, and then converted into a month to month effective January 1, 2016. This agreement can be terminated after the initial term, with thirty (30) days’ notice by either party.

●	Imputed interest expense accrued on the converted note payable to Mr. Folkson totaled $0 and $9,894 for the years ended June 30, 2016 and 2015, respectively.

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Director Independence

We believe that our sole director, Sean Folkson cannot be considered “independent” under Rule 400(a)(15) of the National Association of Securities Dealers listing standards due his position as our CEO and stock ownership in us.

SELLING SECURITY HOLDER

The shares to be offered by the selling security holder were or will be issued in private placement transactions by us, each of which was exempt from the registration requirements of the Securities Act. The shares offered hereby are “restricted” securities under applicable federal and state securities laws and are being registered under the Securities Act, to give the selling security holder the opportunity to publicly sell these shares. This prospectus is part of a registration statement on Form S-1 filed by us with the Securities and Exchange Commission under the Securities Act covering the resale of such shares of our common stock from time to time by the selling security holder. No estimate can be given as to the amount or percentage of our common stock that will be held by the selling security holder after any sales made pursuant to this prospectus because the selling security holder is not required to sell any of the shares being registered under this prospectus. The following table assumes that the selling security holder will sell all of the shares listed in this prospectus.

The following table sets forth the name of each person who is offering for resale shares of common stock covered by this prospectus, the beneficial ownership of each selling security holder, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each will own after the offering, assuming they sell all of the shares offered. The term “selling security holder” includes the stockholder listed below. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. There are no shares of common stock subject to options, warrants and convertible securities.

Shareholder and Name of Person Controlling	Amount of Shares owned before Offering		Number of shares offered	Amount of shares owned after Offering	Percent of shares held after Offering
Black Forest Capital, LLC(1)	0	(2)	2,838,000	0	0
Total	0	(2)	2,838,000	0	0

*	less than 1%

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(1)	Black Forest Capital, LLC, is organized in the State of Wyoming, has an address of 81 Prospect Street, Brooklyn, NY 11201. We have been further advised that Max Riccio and Andrew Avitan collectively, as equity owners of the Selling Stockholder, have sole voting and dispositive powers with respect to the shares of common stock being registered for sale by the Selling Stockholder.

(2)	Does not include any shares issuable on conversion of the Note. See – Description of Securities – Warrants and Convertible Securities.

RELATIONSHIP BETWEEN THE ISSUER AND THE SELLING SECURITY HOLDER

The selling security holder has not at any time during the past three years acted as one of our employees, officers or directors or had a material relationship with us. The Selling Security Holder held a convertible promissory note in the principal amount of $32,500 and a convertible promissory note in the amount of $87,500, but in June 2017 these notes were assigned to a party not affiliated with Black Forest. See – Description of Securities – Warrants and Convertible Securities.

PLAN OF DISTRIBUTION

The selling security holder of our common stock may, from time to time, sell any or all of their shares of common stock on the stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	privately negotiated transactions

●	a combination of such methods of sale; or

●	any other method permitted by applicable law.

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The selling security holder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Broker-dealers engaged by the selling security holder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved. The selling security holder and any broker-dealers or agents that are involved in selling the shares of common stock are deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them is deemed to be underwriting commissions or discounts under the Securities Act. Because selling security holder is deemed to be an underwriter within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of common stock will be paid by the selling security holder and/or the purchasers. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling security holder. We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling security holder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. Upon our company being notified in writing by the selling security holder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing: (i) the name of each such selling security holder and of the participating broker-dealer(s); (ii) the number of shares involved; (iii) the price at which such the shares of common stock were sold; (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and (vi) other facts material to the transaction.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling security holders or any other person. We will make copies of this prospectus available to the selling security holders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

DESCRIPTION OF SECURITIES

The Company’s Certificate of Incorporation authorizes us to issue an aggregate of 100,000,000 shares of Common Stock.  As of the date of this prospectus 29,384,432 shares of our Common Stock were issued and outstanding.  All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefore.  In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. Holders of Common Stock do not have cumulative or preemptive rights.

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Warrants or Convertible Securities

On November 8, 2016, the Company entered into a Consulting Agreement with ABL Media Group with compensation of 200,000 shares of restricted common stock, and warrants to purchase up to 1,000,000 shares of the Company common stock at a price of $.25 per share. The warrants expire six months from the date the contract was executed.

On October 18, 2016, the Company entered into a Consulting Agreement with AJO Capital, Inc. with compensation of 200,000 shares of restricted common stock, and warrants to purchase up to 1,000,000 shares of the Company common stock at a price of $.25 per share. The warrants expire six months from the date the contract was executed.

On October 7, 2016, the Company entered into a revised Consulting Agreement with A.S. Austin Company with compensation consisting of warrants to purchase up to 300,000 shares of the Company common stock at a price of $.75 per share. The warrants expire five years from the date the contract was executed.

We also have a convertible note (the “Note”) with a principal amount of $35,000 owed to Skybridge Capitaal, LLC and dated June 30, 2017. This Note is convertible into our common stock at a price equal to 50% of our market price, as determined under the Note and subject to adjustment as determined therein. We intend to prepay the Note from proceeds of puts under the EPA, but there is no assurance we can do so. The Note has been incorporated by reference as an exhibit to this Registration Statement and the reader is referred thereto for the complete terms thereof.

We also entered into three convertible promissory notes and three security purchase agreements on various dates from March 16 to March 23, 2017 and funded on various dates from March 21, 2017 to March 24, 2017. The first note and securities purchase agreement was dated March 16, 2017 and funded to us on March 22, 2017 in the amount of $75,000. The lender was EMA Financial, LLC. The second note and securities purchase agreement was with Auctus Fund LLC and was dated March 20, 2017 and funded on March 21, 2017 in the amount of $80,000. The third note and securities purchase agreement was with Black Forest and was dated March 23, 2017 and was funded on March 24, 2017 in the amount of $87,500. In June 2017, Black Forest’s note was assigned to Skybridge Capital, LLC. and we issued a new note on similar terms to Skybridge Capital, LLC for $95,000, ich is convertible at any time. Except for the Skybridge Capital, LLC notes, the notes are not convertible until six months from their issuance and are convertible at a discount to the then market price of the notes as set forth in each note. We plan to prepay the notes from the EPA or other available funds, but cannot give any assurance that we will be able to do so, nor is there any legal obligation to do so. After discounts, expenses and other fees due the lenders, we received net proceeds of $213,250 which were applied to working capital.

We also entered into two convertible promissory notes and two security purchase agreements on various dates from May 10, 2017 to May 16, 2017 and funded on various dates from May 15, 2017 to May 19, 2017. The first note and securities purchase agreement was dated May 10, 2017 and funded to the Registrant on May 15, 2017 in the amount of $80,000. The lender was Auctus Fund, LLC. The second note and securities purchase agreement was with EMA Financial LLC and was dated May 16, 2017 and funded on May 19, 2017 in the amount of $75,000. The notes are not convertible until six months from their issuance and are convertible at a discount to the then market price of the notes as set forth in each note. We plan to prepay the notes from the EPA or other available funds, but cannot give any assurance that we will be able to do so. After discounts, expenses and other fees due the lenders, we received net proceeds of $138,250 which were applied to working capital.

Transfer Agent

The transfer agent for our common stock is Clear Trust, LLC, 16540 Pointe Village Drive - Suite 210, Lutz, FL 33558.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under Nevada Law and our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

EXPERTS

The consolidated financial statements as of and for the years ended June 30, 2016 and 2015, included in this prospectus have been audited by RBSM LLP, to the extent and for the periods indicated in their report thereon. Such consolidated financial statements have been included in this prospectus and Registration Statement in reliance upon the report of RBSM LLP, and upon the authority of such firm as experts in auditing and accounting.

34

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon for us by Frank J. Hariton, Esq., White Plains, New York.  Mr. Hariton owns 50,000 shares of our common stock.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and file annual and current reports, proxy statements and other information with the Commission. These reports, proxy statements and other information filed by NightFood Holdings, Inc. can be read and copied at the Commission’s Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. We will provide to the record holders of our securities a copy of our annual reports containing audited financial statements and such periodic and quarterly reports free of charge upon request. The Commission also maintains a website that contains reports, proxy statements, information statements and other information located at http://www.sec.gov. This prospectus does not contain all the information required to be in the registration statement (including the exhibits), which we have filed with the Commission under the Securities Act and to which reference is made in this prospectus.

35

36

NightFood Holdings, Inc.

Financial Statements

For the fiscal year ended June 30, 2016 and the quarter ended March 31, 2017

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of NightFood Holdings, Inc.

We have audited the accompanying consolidated balance sheets of NightFood Holdings, Inc. (the “Company”) as of June 30, 2016 and 2015 and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity and cash flows for the two year period ended June 30, 2016. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2016 and 2015 and the results of its operations and its cash flows for the two year in the period ended June 30, 2016, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has incurred recurring losses and generated negative cash flows from its operating activities. These raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans, with respect to these matters are also described in Note 1 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ RBSM LLP

New York, New York

September 28, 2016

F-2

NightFood Holdings, Inc.

CONSOLIDATED BALANCE SHEETS

	June 30,	June 30,
	2016	2015

ASSETS

Current assets :
Cash	$5,481	$16,059
Accounts receivable (net of allowance of $22,681 and $12,923, respectively)	1,358	34,528
Inventories	121,706	46,936
Other current assets	1,400	5,086
Total current assets	129,945	102,609

Total assets	$129,945	$102,609

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$165,441	$97,221
Accrued expense-related party	108,000	36,000
Short-term borrowings	4,290	4,007
Advance-related party	1,000	5,000
Advance from Shareholders	23,000	-
Total current liabilities	301,731	142,228

Long term borrowings	2,222	6,169

Commitments and contingencies	-	-

Stockholders’ deficit:
Common stock, ($0.001 par value, 100,000,000 shares authorized, and 28,501,932 issued and outstanding as of June 30, 2016 and 26,588,588 outstanding as of June 30, 2015, respectively)	28,502	26,589
Additional paid in capital	2,263,294	1,666,832
Accumulated deficit	(2,465,804)	(1,739,208)
Total stockholders’ deficit	(174,008)	(45,788)
Total Liabilities and Stockholders’ Deficit	$129,945	$102,609

The accompanying notes are an integral part of these audited consolidated financial statements

F-3

NightFood Holdings, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the	For the
	Year	Year
	Ended	Ended
	June 30, 2016	June 30, 2015

Revenues	$24,918	$68,409

Operating expenses
Cost of product sold	104,712	75,835
Advertising and promotional	110,751	86,200
Selling, general and administrative	73,545	49,169
Professional Fees	454,240	213,701
Total operating expenses	743,247	424,905

Loss from operations	(718,329)	(356,496)

Other expenses
Interest expense - bank debt	1,267	743
Interest expense - shareholder	7,000	-
Interest expense - related party	-	9,894
Net loss before income taxes	(726,596)	(367,134)

Provision for income tax	-	-

Net loss	$(726,596)	$(367,134)

Basic and diluted net loss per common share	(0.03)	(0.01)

Weighted average shares of capital outstanding – basic and diluted	27,524,987	25,558,832

The accompanying notes are an integral part of these audited consolidated financial statements

F-4

NightFood Holdings, Inc.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

Years ended June 30, 2016 and 2015

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Par Value	Capital	Deficit	Deficit
Balance, July 1, 2014	25,130,560	$25,131	$1,256,816	$(1,144,325)	$(90,127)
Common stock issued for services	261,960	262	65,228	-	65,490
Common stock issued for debt conversion	538,068	538	180,945	-	181,483
Common Stock issued for cash	658,000	658	163,842	-	164,500
Net loss	-	-	-	(367,134)	(367,134)
Balance, June 30, 2015	26,588,588	26,589	1,666,832	(1,739,208)	(45,788)
Common stock issued for services	829,344	829	293,046	-	293,875
Common stock issued as part of loan agreement	20,000	20	6,980	-	7,000
Common Stock issued for cash	1,064,000	1,064	296,436	-	297,500
Net loss	-	-	-	(726,596)	(726,596)
Balance, June 30, 2016	28,501,932	$28,502	$2,263,294	$(2,465,804)	$(174,008)

The accompanying notes are an integral part of these audited consolidated financial statements

F-5

NightFood Holdings, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For The Year Ended June 30, 2016	For The Year Ended June 30, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(726,596)	$(367,134)
Adjustments to reconcile net loss to net cash used in operations activities:
Stock issued for services	293,875	65,490
Stock issued as part of loan agreement	7,000	-
Increase in sales allowance	9,758	12,923
(Increase) decrease in accounts receivable	23,411	(47,421
(Increase) decrease in inventory	(74,770)	25,479)
(Increase) decrease in other current assets	3,686	(3,586)
Increase in accounts payable	68,220	70,666
Increase (decrease) in accrued expenses	72,000	45,894
Increase (decrease) in deferred revenue	-	(457
Net cash used in operating activities	(323,415)	(198,146)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the sale of stock	297,500	164,500
Short-term borrowings (repayment)-related party	19,000	5,000
Repayment of short-term debt	(3,663)	(4,323)
Net cash provided by financing activities	312,837	165,177

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(10,578)	(32,969

Cash and cash equivalents, beginning of year	16,059	49,028
Cash and cash equivalents, end of year	$5,481	$16,059

Supplemental Disclosure of Cash Flow Information:
Cash Paid For:
Interest	$1,267	$743
Income taxes	$-	$-
Conversion of Debt Principal	$-	$134,517

The accompanying notes are an integral part of these audited consolidated financial statements

F-6

NightFood Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Description of Business	●	NightFood Holdings, Inc. (the “Company”) is a Nevada Corporation organized October 16, 2013 to acquire all of the issued and outstanding shares of NightFood, Inc., a New York Corporation from its sole shareholder, Sean Folkson. All of its operations are conducted by the subsidiary, NightFood, Inc. The Company’s business model is to manufacture and distribute snack products specifically formulated for nighttime snacking to help consumers satisfy nighttime cravings in a better, healthier, more sleep friendly way.

●	The Company’s fiscal year end is June 30.

●	The Company● currently maintains its corporate address in Tarrytown, New York.

2.	Summary of Significant Accounting Policies	●	Management is responsible for the fair presentation of the Company’s financial statements, prepared in accordance with U.S. generally accepted accounting principles (GAAP).

Use of Estimates	●	The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates are used in the determination of depreciation and amortization, the valuation for non-cash issuances of common stock, and the website, income taxes and contingencies, among others.

Cash and Cash Equivalents	●	The Company classifies as cash and cash equivalents amounts on deposit in the banks and cash temporarily in various instruments with original maturities of three months or less at the time of purchase.

Fair Value of Financial Instruments	●	Statement of financial accounting standard FASB Topic 820, Disclosures about Fair Value of Financial Instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for assets and liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Inventories	●	Inventories consisting of packaged food items and supplies are stated at the lower of cost (FIFO) or market, including provisions for spoilage commensurate with known or estimated exposures which are recorded as a charge to cost of sales during the period spoilage is incurred. The Company has no minimum purchase commitments with its vendors.

Advertising Costs	●	Advertising costs are expensed when incurred and are included in advertising and promotional expense in the accompanying statements of operations. Included in this category are expenses related to public relations, investor relations, new package design, website design, design of promotional materials, cost of trade shows, cost of products given away as promotional samples, and paid advertising. The Company incurred advertising costs of $110,751 and $86,200 for the years ended June 30, 2016 and 2015, respectively.

Income Taxes	●	The Company has not generated any taxable income, and, therefore, no provision for income taxes has been provided.

F-7

●	Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with FASB Topic 740, “Accounting for Income Taxes”, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

●	A valuation allowance has been recorded to fully offset the deferred tax asset even though the Company believes it is more likely than not that the assets will be utilized.

●	The Company’s effective tax rate differs from the statutory rates associated with taxing jurisdictions because of permanent and temporary timing differences as well as a valuation allowance.

Revenue Recognition	●	The Company generates its revenue from products sold from traditional retail outlets along with items distributed from the Company’s and other customer websites.

●	All sources of revenue is recorded pursuant to FASB Topic 605 Revenue Recognition, when persuasive evidence of arrangement exists, delivery of services has occurred, the fee is fixed or determinable and collectability is reasonably assured.

●	The Company occasionally offers sales incentives through various programs, consisting primarily of advertising related credits. The Company records advertising related credits with customers as a reduction to revenue as no identifiable benefit is received in exchange for credits claimed by the customer.

Concentration of Credit Risk	●	Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits at financial institutions. At various times during the year, the Company may exceed the federally insured limits. To mitigate this risk, the Company places its cash deposits only with high credit quality institutions. Management believes the risk of loss is minimal. At June 30, 2016 and 2015 the Company did not have any uninsured cash deposits.

Impairment of Long-lived Assets	●	The Company accounts for long-lived assets in accordance with the provisions of FASB Topic 360, Accounting for the Impairment of Long-Lived Assets. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Fair values are determined based on quoted market value, discounted cash flows or internal and external appraisals, as applicable.

Recent Accounting Pronouncements	●	All new accounting pronouncements issued but not yet effective or adopted have been deemed not to be relevant to us, hence are not expected to have any impact once adopted.

F-8

3.	Going Concern	●	The Company’s financial statements are prepared using generally accepted accounting principles, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. Because the business is new and has limited operating history and relatively few sales, no certainty of continuation can be stated.

●	Management is taking steps to raise additional funds to address its operating and financial cash requirements to continue operations in the next twelve months. Management has devoted a significant amount of time in the raising of capital from additional debt and equity financing. However, the Company’s ability to continue as a going concern is dependent upon raising additional funds through debt and equity financing and generating revenue. There are no assurances the Company will receive the necessary funding or generate revenue necessary to fund operations.

4.	Accounts receivable	●	The Company’s accounts receivable arise primarily from the sale of the Company’s snack products. On a periodic basis, the Company evaluates each customer account and based on the days outstanding of the receivable, history of past write-offs, collections, and current credit conditions, writes off accounts it considers uncollectible.

5.	Customer Concentrations	●	During the year ended June 30, 2016, no individual customer made up more than 15% of our revenues.

6.	Inventories	●	Inventories consists of the following at June 30,

	2016	2015
Finished Goods	$113,517	$35,273
Packaging	8,189	11,662
TOTAL	$121,706	$46,936

		●	Inventories are stated at the lower of cost or market. The Company periodically reviews the value of items in inventory and provides write-downs or write-offs of inventory based on its assessment of market conditions and the products relative shelf life. Write-downs and write-offs are charged to loss on inventory write down.

7.	Other Current Liabilities	●	Other current liabilities consist of the following at June 30,

	2016	2015
Accrued consulting fees – related party	$108,000	$36,000

TOTAL	$108,000	$36,000

F-9

8.	Short and long term borrowings	●	On November 24, 2010, the Company entered into a Small Business Working Capital Loan with a well-established Bank. The loan is personally Guaranteed by the Company’s Chief Executive Officer, which is further Guaranteed for 90% by the United States Small Business Administration (SBA).

●	The term of the loan is seven years until full amortization and currently carries an 8.25% interest rate, which is based upon Wall Street Journal (“WSJ”) Prime 3.75 % Plus 4.75% and is adjusted quarterly. Monthly principal payments are required during this 84 month period.

	2016	2015
Bank Loan	$6,513	$10,176
Total borrowings	6,513	10,176
Less: current portion	(4,291)	(4,007)
Long term debt	$2,222	$6,169

		●	Interest expense for the years ended June 30, 2016 and 2015, totaled $1,267 and $743, respectively.

9.	Stockholders’ Deficit	●	On October 16, 2013, the NightFood, Inc. became a wholly-owned subsidiary of NightFood Holdings, Inc. Accordingly, the stockholders’ equity has been revised to reflect the share exchange on a retroactive basis.

●	The Company is authorized to issue One Hundred Million (100,000,000) shares of $0.001 par value per share Common Stock. Holders of Common Stock are each entitled to cast one vote for each Share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding Common Stock can elect all directors. Holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore and, in the event of liquidation, to share pro-rata in any distribution of the Company’s assets after payment of liabilities. The Board of Directors is not obligated to declare a dividend and it is not anticipated that dividends will be paid unless and until the Company is profitable. Holders of Common Stock do not have pre-emptive rights to subscribe to additional shares if issued by the Company. There are no conversion, redemption, sinking fund or similar provisions regarding the Common Stock. All of the outstanding Shares of Common Stock are fully paid and non-assessable and all of the Shares of Common Stock offered thereby will be, upon issuance, fully paid and non-assessable. Holders of Shares of Common Stock will have full rights to vote on all matters brought before shareholders for their approval, subject to preferential rights of holders of any series of Preferred Stock. Holders of the Common Stock will be entitled to receive dividends, if and as declared by the Board of Directors, out of funds legally available, and share pro-rata in any distributions to holders of Common Stock upon liquidation. The holders of Common Stock will have no conversion, pre-emptive or other subscription rights. Upon any liquidation, dissolution or winding-up of the Company, assets, after the payment of debts and liabilities and any liquidation preferences of, and unpaid dividends on, any class of preferred stock then outstanding, will be distributed pro-rata to the holders of the common stock. The holders of the common stock have no right to require the Company to redeem or purchase their shares. Holders of shares of common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

●	The Company has 28,501,932 and 26,588,588 shares of its $0.001 par value common stock issued and outstanding as of June 30, 2016 and 2015 respectively.

●	During the year ended June 30, 2016:

●	the Company sold 1,064,000 shares of common stock for cash proceeds of $297,500,

●	and issued 829,344 shares of common stock for services with a fair value of $293,875.

●	and issued 20,000 shares of common stock as part as a loan agreement valued at $7,000.

F-10

Dividends
●	The Company has never issued dividends.

Warrants
●	The Company has never issued any warrants.

Options
●	The Company has never issued options.

10.	Related Party Transactions	●	The Company received cash from Mr. Folkson, the Company’s Chief Executive Officer and related party, $1,000 and $15,000 in 2016 and 2015, respectively, to supplement the Company’s working capital. These short term advances have all been repaid. The Company reimbursed Mr. Folkson $5,000 for advances made previously during 2016. The company owes Mr. Folkson another $1,458 for expenses incurred on behalf of the company through June 30, 2016.

●	On May 27, 2015, Mr. Folkson converted the outstanding note payable of $134,517 into 538,068 shares of the Company’s $0.001 par value common stock.

●	The amounts previously included in short term borrowings – related party of $0 and $0 in 2016 and 2015, respectively had represented a Note Payable which was to be repayable upon Mr. Folkson providing the borrower with written notice of demand, according to certain terms. However Mr. Folkson was not permitted to demand repayment of the Note until the Company was profitable, and in a positive cash flow position. At that time, Mr. Folkson would have been allowed to demand repayment. The Company had agreed to make payments equal to 10% of the monthly positive cash flow of the Company until balance would have been paid in full. Subsequently, on May 27, 2015, Mr. Folkson converted his note into shares of the Company’s stock.

●	During the third quarter 2015, Mr. Folkson began accruing a consulting fee of $6,000 per month which the aggregate of $72,000 and $36,000 is reflected in professional fees and presented in the accrued expenses – related party for 2016 and 2015 respectively.

●	The consulting agreement for Mr. Folkson had a term of one year, and then converted into a month to month effective January 1, 2016. This agreement can be terminated after the initial term, with thirty (30) days notice by either party.

●	Imputed interest expense accrued on the converted note payable to Mr. Folkson totaled $0 and $9,894 for the years ended June 30, 2016 and 2015, respectively.

●	On February 10, 2016, shareholder Dror Tepper loaned the company $4,000. Mr. Tepper through his On April 8, 2016, Mr. Tepper loaned the company an additional $9,000, $4,000 of which was a cash loan made directly to the company, and $5,000 of which was paid directly to a vendor for services received. There was no compensation paid to Mr. Tepper for making these advances. These advances were secured by a promissory note from the company to Mr. Tepper, whereby the company has until November 4, 2016 to repay the $13,000. Should the company not be able to repay the note, Mr. Tepper is entitled to receive 150,000 shares of Company stock as repayment of the note.

●	On March 4, 2016, shareholder Richard Faraci loaned the company $10,000. As compensation for making this loan, Mr. Faraci received 20,000 shares of Company common stock. This advance was secured by a promissory note from the company to Mr. Faraci, whereby the company has until September 1, 2016 to repay the $10,000. Should the company not be able to repay the note, Mr. Faraci is entitled to receive 100,000 shares of Company stock as repayment of the note. After the end of the fiscal year, this note was extended by both parties, see Note 14, Subsequent Events.

F-11

11.	Income Tax	●	A reconciliation of the statutory income tax rates and the Company’s effective tax rate is as follows:

	June 30,
	2016	2015

Statutory U.S. federal rate	(34.0)%	(34.0)%
Permanent differences	13.8%	6.1%
Valuation allowance	20.2%	27.9%
Provision for income tax expense(benefit)	0.0%	0.0%

●	The tax effects of the temporary differences and carry forwards that give rise to deferred tax assets consist of the following:

	2016	2015
Deferred tax assets:
Net operating loss carry-forwards	$346,487	$196,982
Non-cash compensation
Total deferred tax assets	$346,487	$346,487

Valuation allowance	(346,487)	(346,487)
Net deferred tax asset	$-	$-

●

At June 30, 2016 the Company had estimated U.S. federal net operating losses of approximately $1,012,000 for income tax purposes which will expire between 2031 and 2036. For financial reporting purposes, the entire amount of the net deferred tax assets has been offset by a valuation allowance due to uncertainty regarding the realization of the assets. The net change in the total valuation allowance for the year ended June 30, 2016 was an increase of $149,505. The Company follows FASC 740-10-25 P which requires a company to evaluate whether a tax position taken by the company will “more likely than not” be sustained upon examination by the appropriate tax authority. The Company has analyzed filing positions in all of the federal and state jurisdictions where it is required to file income tax returns, as well as all open tax years in these jurisdictions. The Company believes that its income tax filing positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position. Therefore, no reserves for uncertain income tax positions have been recorded.

●	The Company may not be able to utilize the net operating loss carryforwards for its US income taxes in future periods should it experience a change in ownership as defined in Section 382 of the Internal Revenue Code (“IRC”). Under section 382, should the Company experience a more than 50% change in its ownership over a 3 year period, the Company would be limited based on a formula as defined in the IRC to the amount per year it could utilize in that year of the net operating loss carryforwards.

●	As of June 30, 2016 the Company had not performed an analysis to determine if the Company was subject to the provisions of Section 382. The Company is subject to U.S. federal income tax including state and local jurisdictions. Currently, no federal or state income tax returns are under examination by the respective taxing jurisdictions.

●	The Company’s accounting policy is to recognize interest and penalties related to uncertain tax positions in income tax expense. The Company has not accrued interest for any periods.

F-12

12.	Fair Value of Financial Instruments	●	Cash and Equivalents, Receivables, Other Current Assets, Accounts Payable, Accrued and Other Current Liabilities

		●	The carrying amounts of these items approximated fair value.

		●	Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. To increase the comparability of fair value measures, Financial Accounting Standards Board (“FASB”) ASC Topic 820-10-35 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurements).

Level 1—Valuations based on quoted prices for identical assets and liabilities in active markets.

Level 2—Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

Level 3—Valuations based on unobservable inputs reflecting our own assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

●	The application of the three levels of the fair value hierarchy under Topic 820-10-35 to our assets and liabilities are described below:

	Fiscal 2016 Fair Value Measurements
	Level 1	Level 2	Level 3	Total Fair Value
Assets
Other assets	$-	$-	$-	$-
Total	$-	$-	$-	$-
Liabilities
Short and long-term debt	$6,513	$-	$-	$6,513
Total	$6,513	$-	$-	$6,513

	Fiscal 2015 Fair Value Measurements
	Level 1	Level 2	Level 3	Total Fair Value
Assets
Other assets	$-	$-	$-	$-
Total	$-	$-	$-	$-
Liabilities
Short and long-term debt	$10,176	$-	$-	$10,176
Total	$10,176	$-	$-	$10,176

F-13

13.	Net Loss per Share of Common Stock	●	The Company has adopted FASB Topic 260, “Earnings per Share,” which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic loss per share of common stock is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the year. Basic net loss per common share is based upon the weighted average number of common shares outstanding during the period. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. However, shares associated with convertible debt, stock options and stock warrants are not included because the inclusion would be anti-dilutive (i.e. reduce the net loss per common share). There were no anti-dilutive instruments.

	2016	2015
Numerator - basic and diluted loss per share net loss	$(726,596)	$(367,134)
	-	-
Net loss available to common stockholders	$(726,596)	$(367,134)

Denominator – basic and diluted loss per share – weighted average common shares outstanding	27,524,987	25,558,832
Basic and diluted earnings per share	$(0.03)	$(0.01)

14.	Subsequent Events	●	The Company and investor Richard Faraci mutually agreed to extend the length of an outstanding promissory note relating to a loan made by Faraci to the Company. In exchange for agreeing to extend the repayment period an additional 180 days, Faraci was granted an additional 25,000 shares. The Company was not in a position to repay the note, and Faraci was entitled to receive 100,000 shares in lieu of the repayment of the $10,000 principal, but the Company felt it preferable to extend.

		●	As part of a consulting agreement entered into by the Company with A.S. Austin Company, Inc., which commenced in June of 2016, the Company entered into a Warrant Agreement with the Consultant in July of 2017, whereby consultant receives warrants to purchase 75,000 shares of common stock of the Company at $.75 per share

F-14

PART I – FINANCIAL INFORMATION

Item 1.	Financial Statements.	F-16

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Item 3.	Quantitative and Qualitative Disclosures About Market Risk.

Item 4.	Controls and Procedures.

F-15

NightFood Holdings, Inc.

Financial Statements

For the three and nine months ended March 31, 2017 and March 31, 2016

Item 1. Financial Statements

Financial Statements
Condensed Consolidated Balance Sheets as of March 31, 2017 (Unaudited) and June 30, 2016	F-17
Unaudited Condensed Consolidated Statement of Operations for the three and nine months ended March 31, 2017 and 2016	F-18
Unaudited Condensed Consolidated Statement of Cash Flows for the nine months ended March 31, 2017 and 2016	F-19
Notes to Unaudited Condensed Consolidated Financial Statements	F-20 - F-25

F-16

NightFood Holdings, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	June 30,
	2017	2016
	(Unaudited)
ASSETS

Current assets :
Cash	$72,536	$5,481
Accounts receivable (net of allowance of $0 and $22,363, respectively)	4,338	1,358
Inventory	103,561	121,706
Other current assets	-	1,400
Total current assets	180,434	129,945

Total assets	$180,434	$129,945

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$184,885	$165,441
Accrued expense-related party	162,000	108,000
Convertible notes payable – net of discount	6,076	-
Short-term borrowings	4,424	4,290
Advance from shareholders	995	23,000
Advance- related party	-	1,000
Total current liabilities	358,380	301,731

Long term borrowings	-	2,222

Commitments and contingencies	-	-

Stockholders' deficit:
Common stock, ($0.001 par value, 100,000,000 shares authorized, and 29,574,432 issued and outstanding as of March 31, 2017 and 28,501,932 outstanding as of June 30, 2016, respectively)	29,574	28,502
Additional paid in capital	2,680,618	2,263,294
Accumulated deficit	(2,888,138)	(2,465,804)
Total stockholders' deficit	(177,946)	(174,008)
Total Liabilities and Stockholders' Deficit	$180,434	$129,945

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-17

NightFood Holdings, Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the nine months ended March 31, 2017	For the nine months ended March 31, 2016	For the three months ended March 31, 2017	For the three months ended March 31, 2016
Revenues	$23,605	$19,374	$13,098	$(1,781)

Operating expenses
Cost of product sold	20,233	79,047	4,987	23,963
Advertising and promotional	8,002	84,238	6,944	6,960
Selling, general and administrative	79,661	62,065	61,630	23,566
Professional Fees	327,092	312,414	197,720	177,546
Total operating expenses	434,988	537,764	271,281	232,035

Loss from operations	(411,383)	(518,390)	(258,183)	(233,816)

Interest expense - bank debt	529	928	190	311
Interest expense - shareholder	5,500	7,000	500	7,000
Interest amortization expense	4,922	-	4,922	-
Total interest expense	10,951	7,928	5,612	7,311

Provision for income tax	-	-	-	-

Net loss	$(422,334)	$(526,318)	$(263,795)	$(241,127)

Basic and diluted net loss per common share	$(0.01)	$(0.02)	$(0.01)	$(0.01)

Weighted average shares of capital outstanding – basic and diluted	28,821,339	27,292,178	29,370,543	27,966,283

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-18

NightFood Holdings, Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the nine months ended March 31, 2017	For the nine months ended March 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(422,334)	$(526,318)
Adjustments to reconcile net loss to net cash used in operations activities:
Stock issued for services	141,800	180,300
Stock issued as part of loan agreement	5,000	7,000
Amortization of debt discount and deferred financing fees	4,922	-
Decrease in accounts receivable allowance	-	9,440
(Increase) decrease in accounts receivable	(2,980)	11,814
Decrease in inventory	18,145	(88,800)
Increase in other current assets	1,400	3,487
Increase in accounts payable	19,444	33,289
Increase in accrued expenses	54,000	54,000
Net cash used in operating activities	(180,602)	(315,788)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the sale of stock	10,000	297,500
Proceeds from the issuance of debt-net	262,750	-
Advance from shareholders	21,984	14,000
Repayment to shareholders	(43,989)	-
Repayment of short-term debt	(2,089)	(2,574)
Repayment of related party advance	(1,000)	(5,000)
Net cash provided by financing activities	247,656	303,926

NET (INCREASE) IN CASH AND CASH EQUIVALENTS	67,055	(11,862)

Cash and cash equivalents, beginning of period	5,481	16,059
Cash and cash equivalents, end of period	$72,536	$4,197

Supplemental Disclosure of Cash Flow Information:
Cash Paid For:
Interest	$1,029	$928
Income taxes	$-	$-
Debt discount due to beneficial conversion feature	$261,596	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-19

NightFood Holdings, Inc.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Description of Business	NightFood Holdings, Inc. (the “Company”) is a Nevada Corporation organized October 16, 2013 to acquire all of the issued and outstanding shares of NightFood, Inc., a New York Corporation from its sole shareholder, Sean Folkson. All of its operations are conducted by the subsidiary, NightFood, Inc. The Company’s business model is to manufacture and distribute snack products specifically formulated for nighttime snacking to help consumers satisfy nighttime cravings in a better, healthier, more sleep friendly way.

		●	The Company’s fiscal year end is June 30.

		●	The Company currently maintains its corporate address in Tarrytown, New York.

2.	Summary of Significant Accounting Policies	●	Management is responsible for the fair presentation of the Company’s financial statements, prepared in accordance with U.S. generally accepted accounting principles (GAAP).

Interim Financial Statements

These unaudited condensed consolidated financial statements as of and for the nine (9) months ended March 31, 2017 and 2016, respectively, reflect all adjustments including normal recurring adjustments, which, in the opinion of management, are necessary to present fairly the financial position, results of operations and cash flows for the periods presented in accordance with the accounting principles generally accepted in the United States of America.

These interim unaudited condensed consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements and notes thereto for the years ended June 30, 2016 and 2016, respectively, which are included in the Company’s June 30, 2016 Annual Report on Form 10-K filed with the United States Securities and Exchange Commission on September 28, 2016. The Company assumes that the users of the interim financial information herein have read, or have access to, the audited consolidated financial statements for the preceding period, and that the adequacy of additional disclosure needed for a fair presentation may be determined in that context. The results of operations for the nine (9) months ended March 31, 2017 are not necessarily indicative of results for the entire year ending June 30, 2017.

	Use of Estimates	●	The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates are used in the determination of depreciation and amortization, the valuation for non-cash issuances of common stock, and the website, income taxes and contingencies, among others.

	Cash and Cash Equivalents	●	The Company classifies as cash and cash equivalents amounts on deposit in the banks and cash temporarily in various instruments with original maturities of three months or less at the time of purchase.

	Fair Value of Financial Instruments	●	Statement of financial accounting standard FASB Topic 820, Disclosures about Fair Value of Financial Instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for assets and liabilities qualifying as financial instruments are a reasonable estimate of fair value.

F-20

Inventories	●	Inventories consisting of packaged food items and supplies are stated at the lower of cost (FIFO) or market, including provisions for spoilage commensurate with known or estimated exposures which are recorded as a charge to cost of sales during the period spoilage is incurred. The Company has no minimum purchase commitments with its vendors.

Advertising Costs	●	Advertising costs are expensed when incurred and are included in advertising and promotional expense in the accompanying statements of operations. Although not traditionally thought of by many as “advertising costs”, the Company includes expenses related to graphic design work, package design, website design, domain names, and product samples in the category of “advertising costs”. The Company incurred advertising costs of $8,002 and $84,238 for the nine months ended March 31, 2017 and 2016, respectively.

Income Taxes	●	The Company has not generated any taxable income, and, therefore, no provision for income taxes has been provided.

	●	Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with FASB Topic 740, "Accounting for Income Taxes", which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

	●	A valuation allowance has been recorded to fully offset the deferred tax asset even though the Company believes it is more likely than not that the assets will be utilized.

	●	The Company’s effective tax rate differs from the statutory rates associated with taxing jurisdictions because of permanent and temporary timing differences as well as a valuation allowance.

Revenue Recognition	●	The Company generates its revenue by selling its nighttime snack products wholesale and direct to consumer.

	●	All sources of revenue is recorded pursuant to FASB Topic 605 Revenue Recognition, when persuasive evidence of arrangement exists, delivery of services has occurred, the fee is fixed or determinable and collectability is reasonably assured.

	●	The Company offers sales incentives through various programs, consisting primarily of advertising related credits. The Company records advertising related credits with customers as a reduction to revenue as no identifiable benefit is received in exchange for credits claimed by the customer.

Concentration of Credit Risk	●	Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits at financial institutions. At various times during the year, the Company may exceed the federally insured limits. To mitigate this risk, the Company places its cash deposits only with high credit quality institutions. Management believes the risk of loss is minimal. At March 31, 2017 and June 30, 2016, the Company did not have any uninsured cash deposits.

F-21

Beneficial Conversion Feature	●

For conventional convertible debt where the rate of conversion is below market value, the Company records any “beneficial conversion feature” (“BCF”) intrinsic value as additional paid in capital and related debt discount.

When the Company records a BCF, the relative fair value of the BCF is recorded as a debt discount against the face amount of the respective debt instrument. The discount is amortized over the life of the debt. If a conversion of the underlying debt occurs, a proportionate share of the unamortized amounts is immediately expensed.

Debt Issue Costs	●	The Company may pay debt issue costs in connection with raising funds through the issuance of debt whether convertible or not or with other consideration. These costs are recorded as debt discounts and are amortized over the life of the debt to the statement of operations as amortization of debt discount.

Original Issue Discount	●	If debt is issued with an original issue discount, the original issue discount is recorded to debt discount, reducing the face amount of the note and is amortized over the life of the debt to the statement of operations as amortization of debt discount. If a conversion of the underlying debt occurs, a proportionate share of the unamortized amounts is immediately expensed.

Valuation of Derivative Instruments	●	ASC 815 “Derivatives and Hedging” requires that embedded derivative instruments be bifurcated and assessed, along with free-standing derivative instruments such as warrants, on their issuance date and measured at their fair value for accounting purposes. In determining the appropriate fair value, the Company uses the Black-Scholes option pricing formula. Upon conversion of a note where the embedded conversion option has been bifurcated and accounted for as a derivative liability, the Company records the shares at fair value, relieves all related notes, derivatives and debt discounts and recognizes a net gain or loss on debt extinguishment.

Customer Concentration	●	During the nine months ended March 31, 2017, the company had one customer which accounted for approximately 87% of revenues.

Receivables Concentration	●	As of March 31, 2017, the company had accounts receivable totaling $4,338, with approximately 91% of that from one customer. That entire balance remains outstanding as of the time of this filing.

Income Per Share	●	Net income per share data for both the three and nine month periods ending March 31, 2017 and 2016 are based on net income available to common shareholders divided by the weighted average of the number of common shares outstanding. As of March 31, 2017, there are no outstanding common stock equivalents.

Impairment of Long-lived Assets	●	The Company accounts for long-lived assets in accordance with the provisions of FASB Topic 360, Accounting for the Impairment of Long-Lived Assets. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Fair values are determined based on quoted market value, discounted cash flows or internal and external appraisals, as applicable.

Recent Accounting Pronouncements	●	All new accounting pronouncements issued but not yet effective or adopted have been deemed not to be relevant to us, hence are not expected to have any impact once adopted.

3.	Going Concern	●	The Company's financial statements are prepared using generally accepted accounting principles, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. Because the business is new and has limited operating history and relatively few sales, no certainty of continuation can be stated.

●	Management is taking steps to raise additional funds to address its operating and financial cash requirements to continue operations in the next twelve months. Management has devoted a significant amount of time in the raising of capital from additional debt and equity financing. However, the Company’s ability to continue as a going concern is dependent upon raising additional funds through debt and equity financing and generating revenue. There are no assurances the Company will receive the necessary funding or generate revenue necessary to fund operations.

F-22

4.	Accounts receivable	●	The Company’s accounts receivable arise primarily from the sale of the Company’s snack products. On a periodic basis, the Company evaluates each customer account and based on the days outstanding of the receivable, history of past write-offs, collections, and current credit conditions, writes off accounts it considers uncollectible. With most of our retail and distribution partners, invoices will typically be due in 30 or 45 days. The Company does not accrue interest on past due accounts and the Company does not require collateral. Accounts become past due on an account-by-account basis. Determination that an account is uncollectible is made after all reasonable collection efforts have been exhausted. The Company has also provided certain sales allowances of $0 and $22,681 as of March 31, 2017 and June 30, 2016, respectively.

5.	Inventories	●	Inventory consists of the following at March 31st 2017 and June 30th 2016,

	March 31, 2017	June 30, 2016
Finished Goods	$95,372	$113,517
Packaging	8,189	8,189
TOTAL	$103,561	$121,706

Inventories are stated at the lower of cost or market. The Company periodically reviews the value of items in inventory and provides write-downs or write-offs of inventory based on its assessment of market conditions and the products relative shelf life. Write-downs and write-offs are charged to loss on inventory write down.

6.	Other current assets	●	Other current assets consists of the following at March 31st 2017 and June 30th 2016,

	March 31, 2017	June 30, 2016
Vendor deposits	-	1,400
TOTAL	$-	$1,400

7.	Other Current Liabilities	●	Other current liabilities consist of the following at March 31st 2017 and June 30th 2016,

	March 31, 2017	June 30, 2016
Accrued consulting fees – related party	$162,000	$108,000
TOTAL	162,000	108,000

8.	Notes Payable	●	Notes Payable consist of the following at March 31st 2017,

On February 8, 2017 the Company issued $32,500 in convertible notes to an investor group. The notes have a maturity of six (6) months and interest rate of 8% per annum and are convertible at a price of 80% of the average closing bid prices on the primary trading market on which the Company’s Common Stock is then listed for the twenty (20) trading days immediately prior to conversion. The Company also determined there was a beneficial conversion feature ( BCF ) as a result of the intrinsic value between the effective exercise price and the market price at the time of conversion of $19,096. The BCF was included in additional paid in capital.

On March 16, 2017 the Company issued $75,000 in convertible notes to an investor group. The notes have a maturity of one (1) year and interest rate of 12% per annum and are convertible at a price of 50% of the average closing bid prices on the primary trading market on which the Company’s Common Stock is then listed for the twenty (20) trading days immediately prior to conversion. The note may be prepaid, but carries a penalty in association with the remittance amount, as there is an accretion component to satisfy the note with cash. The Company also determined there was a beneficial conversion feature ( BCF ) as a result of the intrinsic value between the effective exercise price and the market price at the time of conversion of $75,000. The BCF was included in additional paid in capital.

On March 20, 2017 the Company issued $80,000 in convertible notes to an investor group. The notes have a maturity of nine (9) months and interest rate of 12% per annum and are convertible at a price of 60% of the average of the two lowest trade prices on the primary trading market on which the Company’s Common Stock is then listed for the twenty-five (25) trading days immediately prior to conversion. The note may be prepaid, but carries a penalty in association with the remittance amount, as there is an accretion component to satisfy the note with cash. The Company also determined there was a beneficial conversion feature ( BCF ) as a result of the intrinsic value between the effective exercise price and the market price at the time of conversion of $80,000. The BCF was included in additional paid in capital.

F-23

On March 23, 2017 the Company issued $87,500 in convertible notes to an investor group. The notes have a maturity of six (6) months and interest rate of 8% per annum and are convertible at a price of 50% of the lowest trading price on the primary trading market on which the Company’s Common Stock is then listed for the twenty (20) trading days immediately prior to conversion. The note may be prepaid, but carries a penalty in association with the remittance amount, as there is an accretion component to satisfy the note with cash. The Company also determined there was a beneficial conversion feature ( BCF ) as a result of the intrinsic value between the effective exercise price and the market price at the time of conversion of $87,500. The BCF was included in additional paid in capital.

A summary of activity for convertible notes payable during the nine months ended March 31, 2017 is set forth below:

Convertible notes payable issued	$275,000
Debt discount on original interest discount note	(12,250)
Beneficial conversion feature on new convertible notes	(261,596)
Amortization of debt discount and deferred financing fees	4,922
Balance at March 31, 2017	$6,076

9.	Short and long term Borrowings	●	On November 24, 2010, the Company entered into a Small Business Working Capital Loan with a well-established Bank. The loan is personally guaranteed by the Company’s Chief Executive Officer, which is further guaranteed for 90% by the United States Small Business Administration (SBA).

The term of the loan is seven years until full amortization and carried an 8.25% interest rate, through the Third Quarter of our 2017 fiscal year. Monthly principal payments are required during this 84 month period.

	March 31, 2017	June 30, 2016
Bank loan	$4,424	$6,513
Total borrowings	4,424	6,513
Less: current portion	(4,424)	(4,291)
Long term debt	$-	$2,222

Interest expense for the three months ended March 31, 2017 and 2016, totaled $529 and $928, respectively.

F-24

10.	Capital Stock Activity	●	The Company has 29,574,432 and 28,501,932 shares of its $0.001 par value common stock issued and outstanding as of March 31, 2017 and June 30, 2016 respectively.

		●	During the nine months ended March 31, 2017 the Company issued 947,500 shares of common stock for services valued at $141,800, issued 100,000 shares of common stock for cash proceeds of $10,000, and issued 25,000 shares of common stock valued at $5,000 as part of a loan agreement.

11.	Advances by Affiliates	●	The Company received cash from Mr. Folkson, the Company’s Chief Executive Officer and related party, of which $0 and $1,000 was outstanding as of March 31, 2017 and June 30, 2016, respectively, to supplement the Company’s working capital. Additionally, five of the Company’s shareholders also loaned funds to the Company of $21,984 and repayments of $43,989 for those loans, and other preexisting loans, were completed during the nine month period ended March 31, 2017.

●	During the third quarter of Fiscal Year 2015, Mr. Folkson began accruing a consulting fee of $6,000 per month which the aggregate of $6,000 is reflected in professional fees for the nine ended March 31, 2017 and reflected in the accrued expenses – related party with a balance of $162,000 and $108,000 at March 31, 2017 and June 30, 2016, respectively. To date, Mr. Folkson has not collected any payment against this accrued salary.

12.	Subsequent Events	●

The Company entered into a convertible promissory note and security purchase agreement on May 10 which was funded on May 15, 2017 in the amount of $80,000.  The lender was Auctus Fund, LLC.  The note is not convertible until six months from issuance and is convertible at a discount to the then market price of the note as set forth in the note. The Registrant plans to prepay the notes from its equity purchase agreement previously reported on Form 8-K, filed on February 13, 2017. After discounts, expenses and other fees due the lender, the Registrant received net proceeds of $71,250 which was applied to working capital.

		●	The Company entered into a convertible promissory note and security purchase agreement on May 16, 2017 which has not yet funded as of the date of this filing, but is expected to fund by May 19, 2017 in the amount of $75,000. The lender was EMA Financial, LLC. The note is not convertible until six months from issuance and is convertible at a discount to the then market price of the note as set forth in the note. The Registrant plans to prepay the notes from its equity purchase agreement previously reported on Form 8-K, filed on February 13, 2017. After discounts, expenses and other fees due the lender, the Registrant received net proceeds of $67,000 which was applied to working capital.

		●	On May 10, 2017, the Company entered into a Consulting Agreement with Common Thread Collective, LLC for online advertising, digital marketing, website development, content creation, and celebrity influencer strategies and services. The agreement calls for upfront development fees and a monthly retainer, along with accelerated stock bonuses which begin if Consultant helps the Company achieve a minimum online revenue target of $10,000,000 for calendar 2018.

F-25

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We estimate that expenses in connection with the distribution described in this registration statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares by the selling security holders) will be as set forth below. We will pay all of the expenses with respect to the distribution, and such amounts, with the exception of the Securities and Exchange Commission registration fee, are estimates.

SEC registration fee	$30.00

Accounting fees and expenses	$5,000.00

Legal fees and expenses	$10,000.00

Printing and related expenses	$1,000.00

Transfer agent fees and expenses	$1,000.00

Miscellaneous	$970.00

Total	$18,000.00

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Certificate of Incorporation and the Bylaws of our Company provide that our Company will indemnify, to the fullest extent permitted by the Nevada Revised Statutes, each person who is or was a director, officer, employee or agent of our Company, or who serves or served any other enterprise or organization at the request of our Company. Pursuant to Nevada law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to our Company and its stockholders. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Nevada law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to our Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Nevada law. The provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

II-1

We have not entered into any agreements with our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was a director or officer of our Company or any of our affiliated enterprises.

We do not maintain any policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under any circumstances.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

During the Fiscal years ended June 30, 2016 and June 30, 2015, we sold an aggregate of 1,722,000 shares to 23 persons at prices ranging from $0.25 to $0.35 in transactions under rule 506 of regulation D and realized net proceeds of $462,000.

These transactions were exempt from registration under the Act by reason of Section 4(2) thereof as transactions by an issuer not involving a public offering. We filed Form D with respect to these transactions and all of the shares issued therein where subject to an appropriate legend under the Act reflecting lack of registration.

On November 8, 2016, the Company entered into a Consulting Agreement with ABL Media Group with compensation of 200,000 shares of restricted common stock, and warrants to purchase up to 1,000,000 shares of the Company common stock at a price of $.25 per share. The warrants expire six months from the date the contract was executed.

On October 18, 2016, the Company entered into a Consulting Agreement with AJO Capital, Inc. with compensation of 200,000 shares of restricted common stock, and warrants to purchase up to 1,000,000 shares of the Company common stock at a price of $.25 per share. The warrants expire six months from the date the contract was executed.

On October 7, 2016, the Company entered into a revised Consulting Agreement with A.S. Austin Company with compensation consisting of warrants to purchase up to 300,000 shares of the Company common stock at a price of $.75 per share. The warrants expire five years from the date the contract was executed.

These transactions were exempt from registration under the Act by reason of Section 4(2) thereof as transactions by an issuer not involving a public offering.

II-2

ITEM 16. EXHIBITS

Exhibit No.	Description
3.1	Certificate of Incorporation*
3.2	Bylaws*
4.1	Subscription Agreements*
4.2	Specimen Stock Certificate*
10.1	Lease Receipt and terms and conditions**
10.2	Plan of Reorganization Including Option to Acquire with Hook Group, LLC ***
10.3	Equity Purchase Agreement with Black Forest Capital, LLC, dated February 8, 2017 ****
10.4	Registration Rights Agreement with Black Forest Capital, LLC, dated February 8, 2017 *****
10.5	Convertible Promissory Note with Black Forest Capital, LLC, dated February 8, 2017 ******
10.6	Assignmnet of Black Forest Capital, LLC, notes to SkyBridge Capital, LLC dated June 30, 2017
21.1	Subsidiaries of the Registrant NightFood, Inc. a 100% owned New York corporation and Fiber One™ Ice Cream, Inc., a 100% owned Delaware corporation
5.1	Opinion of Frank J. Hariton. Previously Filed
23.1	Consent of RBSM LLP. Filed herewith
23.2	Consent of Frank J. Hariton (included in exhibit 5.1)

*	Incorporated by reference to like numbered exhibit to the Registrant’s registration Statement on Form S-1 File Number 333-193347
**	Incorporated by reference to the Registrant’s annual report on Form 10-K for Fiscal Year ended June 30, 2015
***	Incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K, dated November 25, 2016.
****	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, dated February 8, 2017
*****	Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, dated February 8, 2017
******	Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, dated February 8, 2017

ITEM 17. UNDERTAKINGS

(1) Rule 415 Offering The undersigned registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement. (iii) To include any material information with respect to the plan of distribution not previously disclosed on the registration statement or any material change to such information in the registration statement;

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(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of the securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter); (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser. B. Request for Acceleration of Effective Date Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Tarrytown, State of New York on July 11, 2017.

NightFood Holdings, Inc.

By:	/s/ Sean Folkson
Sean Folkson, President and CEO

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean Folkson	CEO and President	7/11/2017
Sean Folkson	(Principal Executive Financial and Accounting Officer)

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